UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Freshpet, Inc.

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2020 Proxy Report

August 14, 2020

TO OUR FELLOW STOCKHOLDERS

Thank you for your support of Freshpet, Inc. On behalf of the entire Board of Directors of Freshpet, we invite you to attend Freshpet’s 2020 Annual Meeting of Stockholders to be held on September 24, 2020 at 10:00 a.m., Eastern Time.

This was a pivotal year for our Company, delivering exceptional financial results for the third consecutive year behind strong execution of our Feed the Growth strategy. The Board, working closely with the management team, focused on further improving and enhancing our corporate governance and stockholder engagements. As our 2020 Annual Meeting approaches, we would like to share our reflections on how we worked together to best represent stockholder interests not just for the present, but over the longer-term.

BOARD OVERSIGHT OF STRATEGY

The Board is dedicated to its role as your fiduciary, and our Directors’ diverse skills and backgrounds reflect the expertise necessary for effective oversight of the business. Though we are pleased that Freshpet outperformed in 2019, we are especially proud of the fact that 2019 undoubtedly validated that our Feed the Growth long-term plan established in 2017 is working. By increasing our investment in advertising rather than seeking expedient near-term profits, we positioned ourselves to generate stronger long-term growth. We are now on track to exceed the $300 million net sales goal embedded in the 2020 Feed the Growth plan. That has enabled us to generate added scale that is driving profit improvements and further strengthening our first mover advantage in the highly valuable fresh pet food market.

The management team also devoted significant time to working with the Board to establish a new, longer term set of goals and the strategies to achieve them. Over the course of six Board Meetings, we discussed long-term consumer trends, competitive threats, new technology opportunities, the changing retail and media environment and a wide range of other factors that could influence our strategies and success. In February 2020, we unveiled our 5 x 2025 plan that seeks to attract 5 million new households to Freshpet by 2025. In doing so, we expect to generate $1 billion in net sales by 2025.

STOCKHOLDER ENGAGEMENT AS DIRECT INPUT TO ENHANCE GOVERNANCE

As we rapidly grow and approach corporate maturity in 2025, the Board has been considering how best to evolve the corporate governance structure of our Company. We believe that hearing directly from our stockholders informs and enables us to be a more effective steward of your capital. This year, as the Board contemplated an evolution of Freshpet’s corporate governance, we engaged in stockholder outreach activities and discussions with the governance teams for stockholders comprising approximately 13.6% of our outstanding shares. Topics discussed included our financial performance, business resiliency amidst the global pandemic, our governance and executive compensation programs, including the direct link to our business strategy, and our corporate responsibility and sustainability initiatives.

Feedback received during these meetings was shared with the full Board of Directors and directly informed Board decisions, especially in our Board formulating a roadmap to enhance Freshpet’s corporate governance, which we are excited to share with you in the “Commitment to Good Corporate Governance” section of our proxy materials.

OUR COMMITMENT TO SERVE OUR PETS, PEOPLE AND PLANET

Ever since the inception of our Company, we have had a single-minded focus to make better foods for pets, and through our long-term mission of building this company, change the industry through innovation that will benefit the pets, people, and the community. To carry out this long-term mission, we are building and maintaining an accomplished team who knows how to grow our business sustainably, for our loyal stakeholders and the environment in which we operate.

We pledge to continue to work hard for you to ensure the sustainability and success of Freshpet’s long-term strategies and commitment to enhance the communities it serves. Thank you for your support and continued interest in Freshpet.

Sincerely,

William B. Cyr

Chief Executive Officer & Executive Director

FRESHPET, INC.

400 PLAZA DRIVE, 1ST FLOOR
SECAUCUS, NJ 07094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 24, 2020

TO THE STOCKHOLDERS OF FRESHPET, INC.:

The 2020 Annual Meeting of Stockholders of Freshpet, Inc. (the “Company”) will be held virtually due to the coronavirus (COVID-19) outbreak and the protocols being imposed in response to the outbreak by federal, state and local governments, and in the interest of the health and well-being of our employees, stockholders and other meeting participants. The decision to have a virtual Annual Meeting this year does not represent a change in our stockholder engagement philosophy, and we currently expect to return to an in-person meeting next year.

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FRPT2020, where you will be able to listen to the meeting live, submit questions and vote online. It is important that your shares be represented. Whether or not you plan to attend the virtual Annual Meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend the Annual Meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares virtually at the Annual Meeting.

The meeting will be held on September 24, 2020 at 10:00 a.m., Eastern Time, for the following purposes:

ITEMS OF BUSINESS

1	To elect four members of the Board of Directors. The Board intends to present for reelection the following four nominees: Charles A. Norris, Leta D. Priest, Olu Beck and William B. Cyr;

2	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2020;

3	To approve, by advisory vote, the compensation of the Company’s named executive officers (“say-on-pay”);

4	To approve an amendment of our Third Amended and Restated Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”) to eliminate all of its supermajority voting requirements;

5	To approve our Second Amended and Restated 2014 Omnibus Incentive Plan; and

6	To transact other business, if any, that is properly brought before the meeting or any adjournment or postponement thereof.

RECORD DATE

Close of business on July 31, 2020.

Sincerely,

Charles A. Norris

Chairman of the Board

Secaucus, New Jersey

August 14, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 24, 2020: The Company’s Notice of Annual Meeting, Proxy Statement and 2019 Annual Report to stockholders are available on the internet at www.proxyvote.com.

In this Proxy Statement, we may make forward-looking statements regarding future events or the future financial performance of the Company. We use words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms) and similar expressions to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business or industry, uncertain events and assumptions and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in such forward-looking statements. Please refer to our annual and quarterly reports on Form 10-K and Form 10-Q, respectively, for a discussion of important factors that could cause actual events or actual results to differ materially from those discussed in this Proxy Statement. These forward-looking statements speak only as of the date of this Proxy Statement, and we assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.

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FRESHPET, INC.

400 PLAZA DRIVE, 1ST FLOOR

SECAUCUS, NJ 07094

PROXY STATEMENT

THE MEETING

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Freshpet, Inc., a Delaware corporation (the “Company” or “Freshpet”), for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually, which can be accessed by visiting www.virtualshareholdermeeting.com/FRPT2020, on September 24, 2020 at 10:00 a.m., Eastern Time. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about August 14, 2020. An annual report for the year ended December 31, 2019 (our “annual report”) is enclosed with this Proxy Statement. An electronic copy of this Proxy Statement and annual report are available at www.proxyvote.com and www.freshpet.com.

GENERAL INFORMATION

In this Proxy Statement, we refer to Freshpet, Inc. as “Freshpet,” the “Company,” “we,” “our” or “us,” as the context requires.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on July 31, 2020, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on July 31, 2020, we had 40,474,693 shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present at the Annual Meeting via the Internet or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

PROPOSAL NO. 1

Election of Directors

Directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the four nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes will have no effect on Proposal No. 1.

PROPOSAL NO. 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Requires the affirmative vote of the holders of a majority of our common stock, present via the Internet at the Annual Meeting or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes will count the same as votes against Proposal No. 2.

PROPOSAL NO. 3

Approval, by Advisory vote, of Compensation of Named Executives

Requires the affirmative vote of the holders of a majority of our common stock, present via the Internet at the Annual Meeting or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes count the same as votes against Proposal No. 3. As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The “say-on-pay” vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.

PROPOSAL NO. 4

Approval of an Amendment of our Third Amended and Restated Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”) to Eliminate All of its Supermajority Voting Requirements

Requires the affirmative vote of the holders of at least 75% of our common stock entitled to vote thereon. Abstentions and broker non-votes will count the same as votes against Proposal No. 4.

PROPOSAL NO. 5

Approval of our Second Amended and Restated 2014 Omnibus Incentive Plan

Requires the affirmative vote of the holders of a majority of our common stock entitled to vote thereon, present via the Internet at the Annual Meeting or represented by proxy. Abstentions and broker non-votes will count the same as votes against Proposal No. 5.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote via the Internet at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the enclosed envelope, by telephone or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or, in the case of the election of directors, as a vote “for” election of all nominees presented by the Board.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote via the Internet at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, Nasdaq Stock Market (“Nasdaq”) rules grant your broker discretionary authority to vote on “routine” proposals, which includes only Proposal No. 2 for purposes of the Annual Meeting. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Expenses of Solicitation

The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist with the preparation and distribution of the proxy solicitation materials for the Annual Meeting and to act as vote tabulator, at a base fee of $9,500, plus reimbursement of reasonable expenses. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. The Company will also request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Revocability of Proxies

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. (ET) on September 23, 2020, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting via the Internet. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

GENERAL INFORMATION | 3

Delivery of Proxy Materials

Beginning on or about August 14, 2020, we mailed or e-mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials and annual report over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials and annual report, you may request such materials by telephone at 1-800-579-1639, by email at sendmaterial@proxyvote.com, or over the Internet at www.proxyvote.com.

Inspector of Election

A representative from Broadridge will serve as the inspector of election for the Annual Meeting.

Stockholder Proposals

Proposals that stockholders wish to include in our Proxy Statement and form of proxy for presentation at our 2021 annual meeting must be received by us no later than April 16, 2021. Such proposals also must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary.

For a stockholder proposal that is not intended to be included in our 2021 proxy statement under Rule 14a-8, our bylaws require that the stockholder’s written proposal, including director nominations by stockholders, be submitted to our Corporate Secretary at the address above not earlier than the close of business on May 27, 2021 nor later than the close of business on June 26, 2021 (assuming the Company does not change the date of the 2021 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2020 Annual Meeting). In such a case, the notice must be submitted by a stockholder of record and must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2021 annual meeting of stockholders. A copy of the Company’s bylaws is available on the Company’s corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.

STOCKHOLDER ENGAGEMENT

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STOCKHOLDER ENGAGEMENT OVERVIEW

Our Board and management value and rely upon our stockholders’ perspectives. To help ensure we understand and focus on the priorities that matter most to our stockholders, our directors and senior management proactively conduct thorough and extensive investor outreach throughout the year. In addition to discussing business results and initiatives, strategy and capital structure, we engage with investors on various other matters integral to our business and the Company, such as governance practices, executive compensation and sustainability.

SPECIFIC WAYS WE ENGAGED WITH STOCKHOLDERS IN 2019

We requested meetings with stockholders representing almost 98% of our issued and outstanding shares, and we were able to meet and engage directly, in person or telephonically, with approximately half of these stockholders. We also met with analysts who cover our Company and leading proxy advisors who serve our investors. We presented at three industry conferences, held two road shows, and held three Investor Days, where investors and analysts heard presentations from our senior management about all aspects of our business (which presentation materials were also made available to our stockholders generally through our filings with Securities and Exchange Commission or on the “Investors” section of our website at investors.freshpet.com). Our Board and management carefully consider and evaluate feedback received during these meetings. The feedback we received in 2019 and early 2020 is described below and reflected in the governance changes we have announced through this proxy statement.

WHAT WE HEARD	OUR RESPONSE
Stockholders expressed to us that they would like to see a clear plan for evolving our governance, and how our governance is tied to our strategy.	Our Board considered stockholder feedback to implement a roadmap of governance enhancements that reflect our strategic direction as we mature as a Company, as described in the “Freshpet’s Commitment to Good Corporate Governance: 2020 to 2025 Roadmap” section of this Proxy Statement.
Stockholders encouraged us to enhance our ESG (or Environmental, Social and Governance) disclosure practices.	Our efforts on ESG are described in the “Environment, Social and Governance Approach” section of this Proxy Statement. We have also provided disclosure of our ESG Evolution on our website: investors.freshpet.com. Our website is not part of this Proxy Statement.
Stockholders told us to they would like a clearer disclosure on how the Board oversees ESG.	In addition to our ESG Evolution Report, we will be providing a more fulsome ESG disclosure, including a materiality assessment of our ESG goals as well as a description of how our Board oversees ESG factors.
Stockholders told us to prioritize governance practices that have economic implications, and to better disclose our strategy oversight, targets and risks.	The Board assessed Freshpet’s opportunities and risks to develop a roadmap that ties a series of governance changes to the strategic milestones that would drive them, which is disclosed in the “Freshpet’s Commitment to Good Corporate Governance: 2020 to 2025 Roadmap” section of this Proxy Statement.
Stockholders said they were satisfied with our progress on diversity within our Board but would like us to provide greater metrics on the Company’s overall progress.	Aside from our gender-diverse Board, Freshpet has mindfully onboarded or promoted executives of diverse gender and racial backgrounds, and utilized a third-party search firm to assist us with the goal to further increase diversity at Freshpet. We will be providing greater disclosure on our diversity efforts in our future disclosures.
Stockholders told us that our compensation practices are aligned with our performance, but that we should provide a clear connection between long-term strategy and compensation.	Given our practice of using multi-year equity grants that can look outsized, we have provided disclosure in the CD&A section of this proxy to demonstrate how our long-term goals are tied to executive compensation.

Additionally, our Chairman of the Board and other independent directors continued to be closely and directly involved in our investor engagement efforts. Specifically, in 2020, three of our directors held outreach discussions with stockholders representing approximately 13.6% of our outstanding shares.

Stockholders and other interested parties who would like to communicate with one or more members of the Board, a Board committee or the Chairman of the Board may do so by writing to any such party at Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: c/o Corporate Secretary. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board.

COMMITMENT TO GOOD

CORPORATE GOVERNANCE

COMMITMENT TO GOOD CORPORATE GOVERNANCE | 7

BUSINESS TRANSFORMATION: 2006-2020

Freshpet was founded in 2006 with a single-minded mission to do right by pets, people and the planet, every step of the way from farm to fridge. In 2010, we welcomed a private equity investor who believed in our mission and the power of our platform, and subsequently went public in 2014. In addition to onboarding new directors with financial and industry expertise that we needed as a public company, we welcomed our current CEO, William B. Cyr, in 2016 to support the Board’s ambition to rapidly and strategically scale the business. In 2019, our Board added three women directors, who brought deep expertise in retail, digital optimization and strategy to support our 2020 long-term plan.

FRESHPET’S COMMITMENT TO GOOD

CORPORATE GOVERNANCE: 2020-2025 ROADMAP

Over the past six years since our 2014 IPO, Freshpet’s market cap has grown from around $300 million to approximately $3 billion. As a young public company in pursuit of sizable long-term goals to disrupt the pet food industry, our IPO-related governance provisions provided protection from market volatility and short-term hostile threats while our Board and management pursued long-term strategic goals and stockholder value creation.

While these governance provisions were critical to our success as a young public company, our Board recognized that some of these protections provided by our governance structure should be gradually phased out as we reach maturity. Concurrent with setting Freshpet’s strategic 2025 long-term plan, the Board solicited valuable stockholder feedback to receive direct input as to how to best evolve Freshpet’s corporate governance.

In response, the Board has implemented an effective corporate governance structure that allows our Board and management to focus primarily on the creation of long-term value for our stockholders while also considering the interests of our employees and the communities in which we do business. Supporting that philosophy, we have adopted, and strategically planned to adopt in the future, many leading corporate governance practices, including:

2006 Freshpet founded 2014 Went public and onboarded new directors 2019 Added three women directors to Board 2020 Eliminate supermajority voting rights* Director resignation policy 2022 Proxy access Shareholder right to call special meeting 2010 Welcomed a private equity investor 2016 William B. Cyr joined as CEO TODAY Independent Chairman Separate CEO & Chair No poison pill 2021 Majority voting in uncontested elections* Director retirement policy Declassified board** 2023-2025 Declassified board**

  * Proposals requiring shareholder action in each year’s Proxy Statement.

** The company expects to submit a stockholder proposal in 2021 to begin declassifying its board in 2023, with the board to be fully declassified by 2025.

CORPORATE GOVERNANCE PRACTICES

FRESHPET’S CORPORATE GOVERNANCE PRACTICES

INDEPENDENT, NON-EXECUTIVE CHAIRMAN

The positions of Chairman of the Board and Chief Executive Officer are presently separated. While our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, we believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business and our Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management.

BOARD INDEPENDENCE

During 2019, all of our directors (other than our Chief Executive Officer) were independent, and each of our Board committees consisted entirely of independent directors.

BOARD REFRESHMENT & COMMITMENT TO DIVERSITY

Since 2018, the Board has appointed three new directors, all of whom are women. We believe that fresh perspectives and diversity, in its many forms, and the breadth of perspective that it brings, enhances the effectiveness of the Board.

NO POISON PILL

We do not have a stockholder rights plan, also known as a poison pill, in place.

2020 PROPOSAL TO STOCKHOLDERS AND BOARD ACTION

BOARD PROPOSAL TO ELIMINATE ALL

SUPERMAJORITY VOTING PROVISIONS FROM

OUR CERTIFICATE OF INCORPORATION

In this year’s Proxy Statement, our Board has submitted a proposal to be voted on by stockholders to eliminate all of the supermajority voting provisions from the Company’s Certificate of Incorporation.

PLANNED FUTURE PROPOSALS AND BOARD ACTIONS

DIRECTOR RESIGNATION POLICY

After this year’s Annual Meeting and contingent upon the stockholders’ approval of the Supermajority Voting Removal Proposal (as defined herein), the Board plans to adopt a policy that any incumbent nominee for director who does not receive the affirmative vote of a majority of the votes cast in any uncontested election must promptly offer to resign. The Nominating and Corporate Governance Committee will make a recommendation on the offer and the Board will decide whether to accept or reject the offer.

MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS

Before the Company’s 2021 Annual Meeting, the Board plans to amend our Bylaws to implement a majority voting standard for director elections in uncontested elections and a plurality voting standard in contested elections.

Our current Bylaws provide for a plurality voting standard.

DIRECTOR RETIREMENT POLICY

Before the Company’s 2021 Annual Meeting, our Board plans to adopt a director retirement policy that will provide that non-employee directors may not stand for re-election to the Board after reaching age 75.

BOARD PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

In the Company’s 2021 Proxy Statement, our Board plans to submit a proposal to be voted on by stockholders to fully declassify the Board by 2025. Our Certificate of Incorporation currently divides our Board into three classes, with one class being elected each year.

PROXY ACCESS

Before the Company’s 2022 Annual Meeting, the Board plans to amend the Company’s Bylaws incorporating a provision to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock for three years, to nominate a certain percentage of the directors for the Company’s Board.

STOCKHOLDER RIGHT TO CALL A SPECIAL MEETING

In the Company’s 2022 Proxy Statement, our Board plans to submit a proposal to be voted on by stockholders at the 2022 Annual Meeting to allow stockholders the ability to call special meetings.

COMMITMENT TO GOOD CORPORATE GOVERNANCE | 9

COMMITMENT TO GOOD CORPORATE GOVERNANCE | 9

ENVIRONMENT, SOCIAL AND GOVERNANCE APPROACH

Corporate responsibility promotes the long-term interests of our stockholders and strengthens Board and management accountability, and Freshpet’s credo articulates our culture and commitment to best serve our pets, employees, customers, communities, and stockholders.

Our Board of Directors’ primary duty of overseeing our corporate strategy includes the Board’s oversight of how environmental, social and governance (“ESG”) issues may impact the long-term interests of our stockholders and other stakeholders. Corporate responsibility at Freshpet is governed from the most senior levels down to every one of our employees because we believe that how responsibly we run our business is intrinsically tied to achieving operational excellence.

As part of overseeing our corporate strategy and our enterprise risk management program, our Board of Directors monitors our environmental and social practices. We believe that environmentally and socially responsible operating practices go hand in hand with generating value for our stockholders. To further support our efforts in this area, we created a sustainability working group in the past year, consisting of dedicated internal resources and external advisors to address ESG factors that are material to our business. Our sustainability working group evaluated potential ESG risks and opportunities relevant for our company based on the views held by our stockholders, and the aspects of leading ESG frameworks established by the Sustainability Accounting Standard Board (“SASB”) and the Task Force on Climate-related Financial Disclosures (“TCFD”).

Commensurate with our materiality-focused ESG approach, our top priorities in 2019 focused on developing a business that is focused on sustainability and the triple bottom line. We think of sustainability broadly and defined by our triple bottom line across three areas: (1) performing across key business metrics; (2) having a positive impact on society; and (3) minimizing our impact on the environment. At Freshpet, we have deployed our sustainability efforts under the Pets, People and Planet initiatives.

Environmental Stewardship

At Freshpet, we are focused on environmental factors that are connected to our strategic business initiatives. We engage in sustainable practices that we believe drive value, efficiency, and quality of environment for our stakeholders. In keeping with our belief, we endeavor to contribute to a sustainable society by reducing environmental impacts of our operations. Sustainability initiatives include:

COMMITMENT TO GOOD CORPORATE GOVERNANCE | 11

WATER SUSTAINABILITY

Freshpet’s recipes require water for steam cooking and processing. Our Kitchens facility is located in an area with an abundant supply of clean water and our efforts to be good stewards of this water supply include:

RAINWATER CAPTURE

Freshpet Kitchens 2.0 features a new rainwater harvesting system for landscape irrigation. The underground reservoirs hold an estimated 427,541 gallons of rainwater that is used to irrigate 62,000 square foot of landscaping, including 123 trees planted in May 2020. In addition to reducing our burden on the municipal water supplies, rainwater harvesting helps reduce stormwater runoff from the property. Reduced stormwater runoff helps minimize a storm’s peak flow volume and velocity in local creeks, streams, and rivers, thereby reducing the potential for streambank erosion. The elimination of runoff can also reduce contamination of surface water with pesticides, sediment, metals, and fertilizers.

ON-SITE WASTEWATER

TREATMENT FACILITY

The newly constructed Freshpet Kitchens wastewater treatment facility will be operational in Q3 2020. This 6,600 square foot facility can process up to 200 gallons per minute and will help remove residual fines of meat, vegetables, and chemicals from our Kitchen’s wastewater. Solids removed from wastewater are transported to Waste Management for anaerobic digestion to generate electricity.

LANDFILL FREE MANUFACTURING

In 2016, we were certified to have a landfill free manufacturing facility and maintain that standard today. Our landfill free initiative includes a partnership with Waste Management to prevents millions of pounds of organic waste going into landfills where it would have decayed and produced methane – a powerful greenhouse gas. Instead, it is anaerobically digested to produce energy and natural fertilizer, which greatly reduces the carbon footprint of our waste disposal.

POWERED BY THE WIND

All of the electricity we purchase from the grid for our Kitchens and the electricity consumed by our chillers is matched with renewable energy certificates from wind farms in Pennsylvania and Texas. Annually, we purchase over 50,000,000 kwh of Green-e® certified wind power certificates to help reduce our carbon footprint and support the development of windfarms for future renewable energy use.

CARBON NEUTRAL OFFSETS

As a consumer packaged goods company, meeting with our customers via air travel is a necessity of doing business. Starting January 1, 2020, Freshpet partnered with Conservation International to sequester the carbon generated from all air travel using carbon offsets from their Chyulu Hills project. This project, in partnership with the local farmers, protects bio diversity, provides clean water, and sequesters carbon. In Q3 2020, Freshpet’s Nature’s Fresh will become our first carbon neutral brand. The amount of carbon generated from the production of Nature’s Fresh, including all of its animal proteins (scope 3 emission), will be offset with sequestration credits from Conservation International’s Chyulu Hills project.

ESG 401(K) FUND ADDED JULY 2020

Freshpet is proud to support ESG investing with the addition of the Calvert US Large-Cap Core Responsible Index Fund to our 401(k) program. The companies that comprise the fund show strong environmental, social, and governance leadership and by investing in these companies we help further a more sustainable future.

Employee Engagement at Freshpet

Specific to People, we desire to progress towards a fair, healthy and safe workplace, while creating work environment policies that promote diversity, equality and inclusion for our valued employees. We believe that when we create a workplace where our colleagues are engaged, committed and empowered for the long-term, we are better positioned to create value for our Company, as well as for our stockholders. We are proud of our focus on promoting human rights across our operations – from our supply chain to our products – and are committed to build our business on a foundation of ethics.

We believe that when we create a workplace where our colleagues are engaged, committed and empowered for the long-term, we are better positioned to create value for our company, as well as for our stockholders. Attracting and retaining talent at all levels is vital to continuing our success. We promote work-life balance of our employees, we invest in our employees through high-quality benefits and various health and wellness initiatives, and we have created a healthy work environment in our offices. In order to incentivize and engage our workforce, Freshpet provides:

•	Industry-leading compensation, including stock compensation for every employee	•	Industry-leading healthcare offered equitably for every employee

•	Multi-year equity grants to “One-of-a-Kind Talent” employees identified by the Board	•	Competitive perquisites, including pet insurance, free healthy snack room and catered lunches

•	401(k) matching for every employee	•	Rigorous focus on Diversity & Inclusion to create an inclusive culture to attract, engage and retain our diverse talent

We are proud to share that our focus on the well-being of our employees has resulted in a 97% annual employee retention rate at Freshpet.

Community Involvement and Service

An important part of our commitment to be a good partner in the communities in which we operate relates to our foundational mission to provide for our Pets. Freshpet has donated eight million fresh meals through numerous organizations to orphaned or abandoned pets until they are adopted. We partner with shelters and rescues to increase their visibility and provide the pets in their care with the food and resources they need until they find their permanent homes.

Freshpet also sponsors and partners with 4 Paws for Ability to enrich the lives of children and veterans with disabilities and their families by placing quality, task-trained service dogs. We donate Freshpet food and treats to ensure that all 4 Paws dogs are healthy and ready for a life of service and companionship.

Governance of Corporate Responsibility

We believe good governance at all levels is necessary to drive corporate responsibility, and that our corporate governance is more effective when we consider environmental and social issues as a part of corporate strategy, key risks, and our operations. As a part of this endeavor, the Board oversees the management team fulfilling responsibilities relating to sustainability and corporate social responsibility, particularly those that may affect the stakeholders and stockholders of our Company, and the communities in which we operate. Our Board and its committees play a critical role in oversight of our corporate culture and holds management accountable for its maintenance of high ethical standards, governance practices and compliance programs to protect our business, employees and reputation.

To ensure our business is conducted responsibly with honesty, integrity, and in compliance with applicable laws, we established our Code of Ethics that applies to every director, officer and employee. All Freshpet employees are required to certify that they comply with the Code of Ethics and its related policies and programs. Non-exempt employees are required to sign and certify upon hiring, and exempt employees recertify annually.

Freshpet has a zero-tolerance policy for bribery and corruption. The Board established a robust Whistleblower Policy to set optimal procedures with regard to reports of concerns made by employees and other parties, and to protect whistleblowers against harassment or retaliation. The Whistleblower line is monitored directly by our CEO and is reported to the Audit Committee quarterly. Freshpet did not receive any hotline inquiries in 2019.

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DIRECTORS, EXECUTIVE OFFICERS, AND

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Set forth below is the name, age (as of August 14, 2020), position and a description of the business experience of each of our directors and director nominees:

NAME	AGE	POSITION(S)	CLASS	APPOINTED	CURRENT TERM EXPIRATION
DIRECTOR NOMINEES
Charles A. Norris	74	Chairman of the Board and Director	III	Oct 2006	2020
William B. Cyr	57	Director and Chief Executive Officer	III	Sept 2016	2020
Olu Beck	54	Director	III	Oct 2019	2020
Leta D. Priest	61	Director	III	Sept 2018	2020
CONTINUING DIRECTORS
Daryl G. Brewster	63	Director	I	Jan 2011	2021
Jacki S. Kelley	54	Director	I	Feb 2019	2021
Robert C. King*	61	Director	I	Nov 2014	2021
J. David Basto	48	Director	II	Dec 2010	2022
Lawrence S. Coben, Ph.D.	62	Director	II	Nov 2014	2022
Walter N. George, III	63	Director	II	Nov 2014	2022
Craig D. Steeneck	62	Director	II	Nov 2014	2022

* On June 1, 2020, Mr. King notified the Board that he intends to resign from the Board, and all committees thereof, immediately following the Annual Meeting. Mr. King is resigning to accept an appointment as Chairman of WernerCo.

BACKGROUND OF DIRECTORS

DIRECTOR NOMINEES

Chairman of the Board and Director

Charles A. Norris has been a member of our Board of Directors and Chairman of the Board since October 2006. Mr. Norris served as a member of the board of directors of Primo Water Corporation from 2016 to April 2020 and previously served as the Chairman of Glacier Water Services Inc. from 2001 to 2016. Mr. Norris was previously a member of the board of directors of Advanced Engineering Management and MP Holdco LLC, and was Chairman of the Board of Day Runner from September 2001 to November 2003, when it was sold. Mr. Norris is the retired President of McKesson Water Products Company, a bottled water company and division of McKesson Corporation, where he served as President from 1990 until he retired in October 2000. From 1981 through 1989, Mr. Norris served as President of Deer Park Spring Water Company, which was a division of Nestle USA, and then led an investor group that acquired the business in 1985 until it was sold to Clorox in 1987. Mr. Norris remained with Clorox through 1989 following their acquisition of Deer Park. From 1973 to 1985, Mr. Norris served in various operational executive positions with Nestle in both Switzerland and the United States. Mr. Norris provides the Board of Directors with extensive corporate leadership experience as well as a deep understanding of our business.

Director and CEO

William B. Cyr has been a member of our Board of Directors and our Chief Executive Officer since September 2016. Before assuming his role at Freshpet, Mr. Cyr served as President and Chief Executive Officer of Sunny Delight Beverages Co. (“SDBC”) from August 2004 to February 2016. Prior to joining SDBC, Mr. Cyr spent 19 years at Procter & Gamble, where he ultimately served as the Vice President and General Manager of the North American Juice Business and Global Nutritional Beverages. Mr. Cyr serves as a Board and Executive Committee Member of the Consumer Brands Association, a position he has held since 2002. Additionally, during his time as President and Chief Executive Officer of SDBC, Mr. Cyr was a member of the Board of Directors of American Beverage Association from 2007 until 2016 and on the Executive Committee from 2012 to 2016. Mr. Cyr holds an A.B. from Princeton University. Mr. Cyr provides the Board of Directors with knowledge of the daily affairs of the Company, expertise in the consumer products industry and extensive experience in corporate leadership.

Director

Olu Beck has been a member of our Board of Directors since October 2019. Since January 2013, Ms. Beck has been the Founder and Chief Executive Officer of The Beck Group NJ, a boutique advisory and consulting firm driving value creation in private equity-backed small and mid-size consumer-packed goods companies. Ms. Beck also served as Chief Executive Officer and a member of the Board of Directors of Wholesome Sweeteners, Inc., a maker of consumer-packaged organic condiments and snacks, from January 2016 to June 2018. Prior to that, Ms. Beck served as Head of Global & U.S. Marketing & Health and Wellness for Johnson and Johnson, Inc. from January 2010 to December 2012. Prior to Johnson and Johnson, Inc., Ms. Beck served in various Senior Executive roles in Finance, Sales and Marketing at Mars, Incorporated from 1989 to 2009, including serving as Chief Financial Officer of Uncle Ben’s Rice. Ms. Beck currently serves as an Advisory Board Member for CH Briggs, one of the largest distributors of specialty building materials on the East Coast and has been on the boards of both for-profit and non-profit companies. Ms. Beck provides the Board of Directors with experience in corporate leadership both in the US and globally, extensive management experience in the consumer packaged goods industry as well as accounting and financial expertise.

Director

Leta D. Priest has been a member of our Board of Directors since September 2018. Ms. Priest has over 30 years of executive and senior leadership experience in the retail and consumer packaged goods industries. Ms. Priest was a key leader in food for Walmart from May 2003 to November 2015 during Walmart’s expansion of grocery, including having served as Senior Vice President and General Merchandising Manager, Fresh Food from 2009 to 2015. Ms. Priest also served as Senior Vice

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President, General Merchandising Manager in other key areas of food for Walmart from January 2007 through 2015. Ms. Priest began her career with Walmart as Vice President of Food Development. Ms. Priest joined Walmart from Safeway, where she served as Vice President Corporate Brands, North America from January 1998 to April 2003. Prior to her time at Safeway, Ms. Priest had 11 years of consumer products experience in senior leadership roles across brand management and product development with The Torbitt & Castleman Company and Dole Food Company. Ms. Priest serves as a director on the following boards: Gehl Foods since November 2019, Milo’s Tea Company since April 2018, and the National Council on Aging since October 2017. In 2017, Ms. Priest completed seven years as a director on the Board of Feeding America. Ms. Priest provides the Board of Directors with corporate leadership, public company experience and extensive senior management experience in the retail and consumer packaged goods industries.

CONTINUING DIRECTORS

Director

Daryl G. Brewster has been a member of our Board of Directors since January 2011. Since 2013, Mr. Brewster has served as the Chief Executive Officer of CECP, a coalition of chief executive officers from over 200 large cap companies focused on driving sustainable business and improving communication with strategic investors. Since 2008, Mr. Brewster has also been the founder and chief executive officer of Brookside Management, LLC, a boutique consulting firm that provides C-level consulting and support to consumer companies and service providers to the industry. Mr. Brewster is serving as an Operating Advisor to The Carlyle Group and previously served as a Management Advisor to MidOcean Partners. Prior to that, Mr. Brewster served as the Chief Executive Officer of Krispy Kreme Doughnuts, Inc. from March 2006 through January 2008. From 1996 to 2006, Mr. Brewster was a senior executive at Nabisco, Inc. and Kraft, Inc. (which acquired Nabisco in 2000), where he served in numerous senior executive roles, most recently as Group Vice President and President, Snacks, Biscuits and Cereal. Before joining Nabisco, Mr. Brewster served as Managing Director, Campbell’s Grocery Products Ltd.- UK, Vice-President, Campbell’s Global Strategy, and Business Director, Campbell’s U.S. Soup. Mr. Brewster serves on the boards of several middle-market growth companies, and previously served on the board of E*Trade Financial Services, Inc. Mr. Brewster provides the Board of Directors with experience in corporate leadership, public company operations, and an understanding of the pet and consumer packaged goods industries.

Director

Jacki S. Kelley has been a member of our Board of Directors since February 2019. Ms. Kelley has over 25 years of executive and senior leadership experience in the media and digital industries. Ms. Kelley currently serves as CEO/Americas at Dentsu, Inc., a role she has held since January 2020. Prior to her current role, Ms. Kelley spent five years at Bloomberg, first joining as Chief Operating Officer of Bloomberg Media in 2014 and then moving to Bloomberg LP in 2017 after being appointed Deputy Chief Operating Officer. Before joining Bloomberg, Ms. Kelley was the CEO, North America, and President of Global Clients for IPG Mediabrands as well as Global CEO, Universal McCann. Ms. Kelley was also a Vice President, Worldwide Strategy & Solutions at Yahoo! and worked with USA Today for 18 years, leaving the company as a Senior Vice President. Ms. Kelley also serves on the board of directors of Comic Relief USA and is an Executive Board member of the Ad Council. Ms. Kelley provides the Board of Directors with corporate leadership and extensive senior management experience in media and marketing.

Director

Robert C. King has been a member of our Board of Directors since November 2014. Mr. King served as the Chief Executive Officer of Cytosport, Inc., a sports nutrition company and maker of Muscle Milk, from July 2013 to August 2014. Prior to joining Cytosport, Mr. King was an advisor to TSG Consumer Partners, a mid-market private equity firm specializing in consumer-packaged goods companies, from March 2011 to July 2013. Mr. King spent 21 years in the North America Pepsi system, from 1989 to 2010, including serving as Executive Vice President and President of North America for Pepsi Bottling

Group from 2008 to his retirement in 2010, President of North America for Pepsi Bottling Group from 2006 to 2008, President of Field Bottling from 2005 to 2006 and Senior Vice President and General Manager for the Mid-Atlantic Business Unit from 2002 to 2005. Mr. King is non-executive chairman of the board of Arctic Glacier, Inc., and of Gehl Foods and currently serves on the board of directors of Ranpak Holdings Corporation. Mr. King previously served as a board member of EXAL Corporation and as a board member and advisor to Cytosport, Island Oasis Frozen Cocktail Co., Inc. and Neurobrands, LLC. Mr. King provides the Board of Directors with corporate leadership, public company experience, operations expertise and almost 40 years of consumer-packaged goods experience. On June 1, 2020, Mr. King notified the Board that he intends to resign from the Board, and all committees thereof, immediately following the Annual Meeting. Mr. King is resigning to accept an appointment as Chairman of WernerCo.

Director

J. David Basto has been a member of our Board of Directors since December 2010. Mr. Basto is a Managing Director of The Carlyle Group, which he joined in 2015. Prior to joining The Carlyle Group, Mr. Basto was Founding Partner of Broad Sky Partners, from its formation in 2013 to 2015. Prior to co-founding Broad Sky Partners, Mr. Basto worked for MidOcean Partners from its inception in 2003 through 2013, most recently as Managing Director and co-head of MidOcean Partner’s consumer sector investing team. Prior to MidOcean Partners, Mr. Basto worked for DB Capital Partners and its predecessor BT Capital Partners from 1998 through 2003. Previously, Mr. Basto held positions with Juno Partners and Tucker Anthony Inc. Mr. Basto currently serves on the board of directors of the parent entities of Weiman Products, Apex Parks Group and Arctic Glacier, Inc. Mr. Basto provides the Board of Directors with expertise in analyzing financial issues and insights into the consumer sector.

Director

Lawrence S. Coben, Ph.D. has been a member of our Board of Directors since November 2014. Dr. Coben has served as Chairman of the Board of NRG Energy since February 2017 and has been a director of NRG since December 2003. Dr. Coben was Chairman and Chief Executive Officer of Tremisis Energy Corporation LLC from 2003 to December 2017. Dr. Coben was Chairman and Chief Executive Officer of Tremisis Energy Acquisition Corporation II, a publicly held company, from July 2007 through March 2009 and of Tremisis Energy Acquisition Corporation from February 2004 to May 2006. From January 2001 to January 2004, Dr. Coben was a Senior Principal of Sunrise Capital Partners L.P., a private equity firm. From 1997 to January 2001, Dr. Coben was an independent consultant. From 1994 to 1996, Dr. Coben was Chief Executive Officer of Bolivian Power Company. Dr. Coben served on the advisory board of Morgan Stanley Infrastructure II, L.P. from September 2014 through December 2016. Dr. Coben is also Executive Director of the Sustainable Preservation Initiative and a Consulting Scholar at the University of Pennsylvania Museum of Archaeology and Anthropology. Dr. Coben provides the Board of Directors with significant managerial, strategic, and financial expertise, particularly as it relates to company financings, transactions and development initiatives.

Director

Walter N. George, III has been a member of our Board of Directors since November 2014. Mr. George is the President of G3 Consulting, LLC, a boutique advisory firm specializing in value creation in small and mid-market consumer products companies, a company he founded in 2013. Mr. George served as President of the American Italian Pasta Company and Corporate Vice President of Ralcorp Holdings from 2010 until its sale to Conagra Foods in 2013. Mr. George served as Chief Operating Officer at American Italian Pasta Company from 2008 to 2010. From 2001 to 2008, Mr. George served in other executive roles with American Italian Pasta Company, including Senior Vice President-Supply Chain and Logistics and Executive Vice President-Operations and Supply Chain. From 1988 through 2001, Mr. George held a number of senior operating positions with Hill’s Pet Nutrition, a subsidiary of Colgate Palmolive Company, most recently as Vice President of Supply Chain. Mr. George is President and serves on the board of Old World Spice and Seasoning Company, and serves on the board of directors of Vision Bank. Mr. George is non-executive chairman of the board of Indigo Wild, LLC. Mr. George provides the Board of Directors with operations expertise, consumer products and pet food industry expertise and public company experience.

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Director

Craig D. Steeneck has been a member of our Board of Directors since November 2014. Mr. Steeneck served as the Executive Vice President and Chief Financial Officer of Pinnacle Foods Inc. from July 2007 to January 2019, where he oversaw the company’s financial operations, treasury, tax, investor relations, corporate development and information technology. From June 2005 to July 2007, Mr. Steeneck served as Executive Vice President, Supply Chain Finance and IT of Pinnacle Foods, helping to redesign the supply chain to generate savings and improved financial performance. Pinnacle Foods was acquired by Conagra Brands in October 2018. From April 2003 to June 2005, Mr. Steeneck served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Cendant Timeshare Resort Group (now Wyndham Worldwide Corporation), playing key roles in wide-scale organization of internal processes and staff management. From March 2001 to April 2003, Mr. Steeneck served as Executive Vice President and Chief Financial Officer of Resorts Condominiums International (now Wyndham Worldwide Corporation). From October 1999 to February 2001, Mr. Steeneck was the Chief Financial Officer of International Home Foods Inc. Mr. Steeneck has served as a board member and Chairman of the Audit Committee of Hostess Brands, Inc. since November 2016 and as lead independent director from January 2019 to December 2019. Mr. Steeneck has served as a board member of Collier Creek Holdings since November 2018, where he is Chairman of the Audit Committee and member of the Compensation Committee. Mr. Steeneck has served on the Board of Directors of Kind, Inc. from May 2019 to July 2020. Mr. Steeneck provides the Board of Directors with extensive management experience in the consumer-packaged goods industry as well as accounting and financial expertise.

Stock Ownership Guidelines for Non-Employee Directors

Stock ownership guidelines are in place for our non-employee directors to encourage significant ownership of our common stock by our non-employee directors and to further align the personal interests of our non-employee directors with the interests of the Company’s stockholders. Non-employee directors are expected to own common stock valued at an amount at least three times the cash retainer, as calculated for each calendar year on the first trading day of each calendar year.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Corporate Governance, Board Structure and Director Independence

In accordance with our Certificate of Incorporation and Bylaws, our Board of Directors consists of 11 members and is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Mr. Norris serves as the Chairman of our Board of Directors. We believe that each of the members of our Board of Directors, except Mr. Cyr, is independent consistent with the Nasdaq rules. Mr. Brewster, Mr. King and Ms. Kelley are the Class I directors and their terms will expire in 2021. Mr. Basto, Mr. George, Mr. Steeneck and Dr. Coben are the Class II directors and their terms will expire in 2022. Mr. Norris, Ms. Priest, Ms. Beck and Mr. Cyr are the Class III directors and their terms will expire at the Annual Meeting, unless reelected by stockholders. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Our Board of Directors met four times during 2019. Under the Company’s corporate governance guidelines, Board members are expected to attend all meetings of the Board and committees on which they serve. Each director serving on the Board in 2019 attended at least 75% of the total meetings of the Board and of Committees on which he or she served during the time he or she was on the Board in 2019. All of the members of our Board of Directors serving at the time attended our 2019 annual stockholders’ meeting. Our corporate governance guidelines are available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee; a Nominating and Corporate Governance Committee; and a Compensation Committee. Each of the committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.

AUDIT COMMITTEES

The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit and the audit fee; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, including taking into consideration whether the independent auditor’s provision of any non-audit services to us is compatible with maintaining the independent auditor’s independence; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving related person transactions; (9) annually reviewing the Audit Committee charter and the committee’s performance; and (10) handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

Our Audit Committee consists of Mr. Steeneck (chair), Mr. Basto and Ms. Beck. Our Board of Directors has affirmatively determined that Mr. Steeneck, Mr. Basto and Ms. Beck meet the definition of “independent directors” for purposes of serving on an Audit Committee under applicable SEC and Nasdaq rules. In addition, Mr. Steeneck qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K. The Audit Committee met four times during 2019.

Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors criteria for identifying and evaluating candidates for directorships and making recommendations to the Board of Directors regarding candidates for election or reelection to the Board of Directors at each annual stockholders’ meeting. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Nominating and Corporate Governance Committee is also responsible for making recommendations to the Board of Directors concerning the structure, composition and function of the Board of Directors and its committees.

In considering director nominees, the Nominating and Corporate Governance Committee considers a number of factors, including:

1	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

2	the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business;

3	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and

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4	the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves.

When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee will consider advice and recommendations from stockholders, management and others as it deems appropriate, including a leadership search firm, Spencer Stuart, which was retained by the Nominating and Corporate Governance Committee to assist in identifying and evaluating potential candidates. Although we do not have a formal policy regarding Board diversity, when evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee does consider diversity in its many forms, including among others, experience, skills, ethnicity, race and gender. We believe a diverse Board, as so defined, provides for different points of view and robust debate and enhances the effectiveness of the Board. Upon identifying a potential nominee, members of the Nominating and Corporate Governance Committee will interview the candidate, and based upon that interview, reference checks and committee discussions, make a recommendation to the Board.

The Nominating and Corporate Governance Committee evaluates director candidates recommended by a stockholder according to the same criteria as a candidate identified by the Nominating and Corporate Governance Committee. To date, the Company has not received a recommendation for a director candidate from our stockholders.

Stockholders may recommend candidates at any time, but to be considered by the Nominating and Corporate Governance Committee for inclusion in the Company’s proxy statement for the 2021 annual meeting of stockholders, recommendations must be submitted to the attention of the Chairman of the Nominating and Corporate Governance Committee not earlier than the close of business on May 27, 2021 nor later than the close of business on June 26, 2021 (assuming the Company does not change the date of the 2020 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2019 Annual Meeting). A stockholder recommendation must contain:

1	the candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments;

2	an acknowledgment from the candidate that he or she would be willing to serve on the Board, if elected;

3	a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the Board; and

4	a minimum of two references from individuals that have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Stockholder submissions recommending director candidates for consideration must be sent to the Company’s corporate offices, located at 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary.

Our Nominating and Corporate Governance Committee consists of Dr. Coben (chair), Mr. George and Ms. Kelley. Our Board of Directors has affirmatively determined that Dr. Coben, Mr. George and Ms. Kelley meet the definition of “independent directors” for purposes of serving on a Nominating and Corporate Governance Committee under applicable SEC and Nasdaq rules. Our Nominating and Corporate Governance Committee met four times during 2019.

Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans. The Compensation Committee may delegate its responsibilities to a subcommittee formed by the Compensation Committee. The Compensation Committee, in its sole discretion, may also engage legal, accounting, or other consultants or experts, including compensation consultants, to assist in carrying out its responsibilities.

Our Compensation Committee consists of Mr. Brewster (chair), Mr. King and Ms. Priest. Our Board of Directors has affirmatively determined that Mr. Brewster, Mr. King and Ms. Priest meet the definition of “independent directors” for purposes of serving on a Compensation Committee under applicable SEC and Nasdaq rules. As discussed previously, Mr. King will resign from our Board of Directors and Compensation Committee following the Annual Meeting. Our Compensation Committee met four times during 2019.

Our Board of Directors adopted a written charter for the Compensation Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.

Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Board of Directors is also apprised of risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Leadership Structure of the Board of Directors

The positions of Chairman of the Board and Chief Executive Officer are presently separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an executive officer or employee of the Company, nor did they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. During 2019, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as one of our directors or a member of the Compensation Committee.

Code of Ethics

We adopted a written General Code of Ethics (“General Code”) which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and controller. In addition, we adopted a

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written Code of Ethics for Executive Officers and Principal Accounting Personnel (“Code of Ethics”), which applies to our principal executive officer, principal financial officer, controller and other designated members of our management. Copies of each code are available on our corporate website at www.freshpet.com. The information contained on our website does not constitute a part of this Proxy Statement. We will provide any person, without charge, upon request, a copy of our General Code or Code of Ethics. Such requests should be made in writing to the attention of our Corporate Secretary at the following address: Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.

Communications to the Board of Directors

Stockholders and other interested parties may contact any member (or all members) of the Board by U.S. mail. Such correspondence should be sent c/o Corporate Secretary, Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board.

Executive Officers

Set forth below is the name, age (as of August 14, 2020), position and a description of the business experience of each of our executive officers (business experience for Mr. Cyr, who is both a director and executive officer, can be found in the section entitled “Board of Directors”).

NAME	AGE	POSITION(S)
William B. Cyr	57	Director and Chief Executive Officer
Scott Morris	51	President and Chief Operating Officer
Richard Kassar*	73	Chief Financial Officer
Stephen L. Weise	61	Executive Vice President of Operations
Stephen Macchiaverna	62	Senior Vice President, Controller and Secretary
Cathal Walsh	48	Senior Vice President, Managing Director of Europe
Heather Pomerantz	46	Executive Vice President of Finance

Background of Executive Officers

Director and CEO William B. Cyr’s biographical information is included in “Background of Directors – Continuing Directors.”

President, Chief Operating Officer & Co-Founder

Scott Morris is a co-founder of Freshpet and has served as our Chief Operating Officer since July 2015 and President since March 2016. Mr. Morris served as our Chief Marketing Officer from January 2014 to July 2015 and Senior Vice President of Sales and Marketing from 2010 to 2013. Mr. Morris is involved in all aspects of Company development and day-to-day operations. Prior to joining Freshpet, Mr. Morris was Vice President of Marketing at The Meow Mix

*	Mr. Kassar will step aside from his role as Chief Financial Officer and assume an advisory role as Vice Chairman on September 30, 2020. Heather Pomerantz will become our Chief Financial Officer effective October 1, 2020.

Company from 2002 to 2006. Previously, Mr. Morris worked at Ralston Purina from 1990 to 2002, holding various leadership positions in Sales and Marketing, most recently Pet Food Group Director. Mr. Morris also works as an advisor and investor in several small startup consumer packaged goods companies with strong social missions and a focus to improve food and the world.

Chief Financial Officer

Richard Kassar has served as Chief Financial Officer since January 2011. Mr. Kassar previously served as our Chief Executive Officer from July 2006 to January 2011 and as President from January 2011 to June 2014. Mr. Kassar has acted as our principal financial and accounting officer since 2006. Prior to joining Freshpet, Mr. Kassar was Senior Vice President and Chief Financial Officer of The Meow Mix Company until its sale to Del Monte Foods in 2006. From 1999 to 2001, Mr. Kassar served as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to 1999, Mr. Kassar was employed by Chock Full O’ Nuts in various positions and most recently served as Senior Vice President, Chief Operating Officer and Corporate Controller. Mr. Kassar has been a director of World Fuel Services Corporation since 2002. Mr. Kassar has over 30 years’ experience in the consumer brands industry.

EVP, Operations

Stephen L. Weise has served as EVP of Operations, previously titled Executive Vice President of Manufacturing and Supply Chain, since July 2015. Mr. Weise has over 25 years of experience in the manufacturing and distribution of consumer products. Prior to joining Freshpet, from June 2013 to July 2015, Mr. Weise was an Account Manager at TBM Consulting, a consulting firm that specialized in operational excellence and lean manufacturing. From 2003 to February 2013, Mr. Weise held the role of COO at the Arthur Wells Group, a 3PL specializing in consumer products and temperature-controlled distribution. Prior to that, from 2002 to 2003, Mr. Weise served as the SVP of Operations for the B. Manischewitz Company, a specialty food manufacturer. From 2000 to 2002, Mr. Weise served as Chief Operating Officer at the Eight in One Pet Products Company, from 1995 to 2000 as VP of Manufacturing at Chock Full O’ Nuts, and from 1986 to 1995 in various positions at Kraft Foods.

SVP, Controller & Secretary

Stephen Macchiaverna has served as Senior Vice President, Controller and Secretary since October 2006. Prior to joining Freshpet, Mr. Macchiaverna was the Controller for The Meow Mix Company from its inception in 2002 through its sale and transition to Del Monte Foods in 2006. From 1999 to 2001, Mr. Macchiaverna was the Vice President of Finance and Treasurer of Virgin Drinks USA, Inc. Mr. Macchiaverna began his consumer-packaged goods career with First Brands Corporation, where he worked from 1986 to 1999, most recently as Divisional Controller for all domestic subsidiaries. Mr. Macchiaverna has over 30 years’ experience in consumer-packaged goods financial management.

SVP, Managing Director of Europe & Co-Founder

Cathal Walsh is a co-founder of Freshpet and has served as Senior Vice President, Managing Director of Europe, previously titled Senior Vice President of Cooler Operations, since January 2011 and previously served as our Chief Operating Officer from October 2006 to January 2011. Prior to joining Freshpet, Mr. Walsh was Zone Marketing Manager at Nestlé Worldwide from 2000 to 2005 and was Marketing Manager at Nestlé Pet Care from 1996 to 2000. Mr. Walsh has over 20 years’ experience in packaged goods marketing, sales and management, including in international food markets.

Executive Vice President of Finance

Heather Pomerantz joined Freshpet in January 2020 as the Executive Vice President of Finance. Prior to joining Freshpet, from March 2019 to December 2019, Ms. Pomerantz served as the Vice President of Finance for North America for The Nature’s Bounty Co. Prior to joining The Nature’s Bounty Co., Ms. Pomerantz served in various finance and accounting roles at Unilever from June 2001 to February 2019, concluding as Vice President of North America Transformation. Prior to joining Unilever, Ms. Pomerantz worked as a consultant at PricewaterhouseCoopers LLP, where she had responsibilities for ERP implementations. Ms. Pomerantz has over twenty years of oversight and leadership experience in finance and systems roles in the consumer packaged goods industry.

Stock Ownership Guidelines

Stock ownership guidelines (or Guidelines) are in place for our senior executive officers (or Covered Persons)—including our NEOs—to encourage significant ownership of our common stock by our senior executives and to further align the personal interests of our senior executives with the interests of our stockholders. The Guidelines require (i) our CEO to

DIRECTORS, EXECUTIVE OFFICERS, & CORPORATE GOVERNANCE | 25

own common stock valued at four times annual base pay, (ii) our NEOs, other than our CEO, to own common stock valued at three times annual base pay, and (iii) our other senior executive officers to own common stock valued at up to two times annual base pay, based on seniority.

Covered Persons are required to achieve their respective levels of stock ownership within the later of five years of the date they enter the listed positions or the date the Guidelines were adopted. If a Covered Person is not in compliance with the Guidelines, the Covered Person will be required to retain at least 50% of the Covered Person’s vested stock options and vested stock units granted pursuant to a stock incentive plan of the Company. If the Covered Person falls below the Guidelines solely as a result of a decline in the value of our common stock, the Covered Person will have a period of 12 months within which to increase such Covered Person’s stock ownership to meet the Guidelines. Notwithstanding the terms of the Guidelines, Covered Persons may sell or otherwise dispose of shares of our common stock to (a) pay the exercise price of Company stock options in a net-share stock option transaction; and (b) satisfy any applicable tax withholding obligations due in connection with the exercise of options or the vesting or payment of any restricted stock units. If the Guidelines place a hardship on a Covered Person, the Compensation Committee is empowered to develop an alternative stock ownership guideline for a Covered Person that reflects both the intention of the Guidelines and the personal circumstances of the Covered Person.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

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INTRODUCTION

This CD&A describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers (or NEOs). This CD&A also describes Freshpet’s philosophy behind and objectives for executive compensation, as well as the manner in which the Company awards, and our NEOs earn, such compensation. Finally, this CD&A is intended to supplement the data presented in the Summary Compensation Table and other compensation tables that follow the CD&A.

The following table lists our NEOs for 2019, which is the group consisting of each individual who served as our Chief Executive Officer or Chief Financial Officer during 2019, and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2019.

NAME	PRINCIPAL POSITION
William B. Cyr	Chief Executive Officer
Scott Morris	President and Chief Operating Officer
Richard Kassar*	Chief Financial Officer
Stephen L. Weise	Executive Vice President of Operations
Cathal Walsh	Senior Vice President, Managing Director of Europe

LEADERSHIP CHANGES

On December 16, 2019, we entered into an employment letter agreement with Heather Pomerantz pursuant to which she will become our Chief Financial Officer effective October 1, 2020. Ms. Pomerantz will serve as our Executive Vice President of Finance until she replaces Mr. Kassar, who will be stepping down as our Chief Financial Officer effective September 30, 2020.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our philosophy is to align our executive compensation with the interests of our stockholders by basing our more fundamental compensation decisions on financial objectives that our Board of Directors (or Board) believes have a significant impact on long-term stockholder value. An important goal of our executive compensation program is to help ensure that we hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals. Our executive compensation program is designed to reinforce a strong pay-for-performance orientation and to serve the following purposes:

•	to reward our NEOs for sustained financial and operating performance and strong leadership;

•	to align our NEOs’ interests with the interests of our stockholders; and
•	to encourage our successful NEOs to remain with us for the long-term.

Underpinning our compensation philosophy is the belief that Freshpet is a growth company with the potential to have a significant impact on the pet food industry. Achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals, and our longer-term goals set by the Company’s Compensation Committee (or Compensation Committee) and the Board should reflect that growth orientation.

* Mr. Kassar will step aside from his role as Chief Financial Officer and assume an advisory role as Vice Chairman on September 30, 2020. Heather Pomerantz will become our Chief Financial Officer effective October 1, 2020.

COMPENSATION STRATEGY

The Compensation Committee has numerous tools at its disposal to help Freshpet accomplish its short- and long-term performance goals. The Committee generally chooses to utilize those tools as follows in its administration and oversight of our executive compensation program.

The Compensation Committee selects a peer group for compensation comparison purposes that includes a blend of comparably-sized companies in similar industries, including pet-related companies—our most likely sources of talent to support our growth. But the Committee also deliberately adds companies experiencing significant growth to help ensure that our compensation practices are competitive with—and relevant to—the circumstances found in growth-oriented companies so that they contribute to the growth potential of Freshpet. The Company considers peer group data for overall compensation and for specific elements of compensation.

Significant Portion of Compensation as Equity

We award a significant portion of executive compensation as equity as we believe this is an effective way to help management focus on our long-term goals while also aligning stockholder and management interests. A meaningful portion of our executive compensation consists of stock options, which awards have no value to the recipient unless our stock price rises. Additionally, supplemental awards within the broader organization are rarely paid in cash but instead consist of equity awards. Finally, in 2019, we again decided to include all employees Company-wide in our equity compensation program, including hourly employees, in order to better foster an ownership mentality and drive long-term growth. For each grant, the vesting requirement is typically at least three years or tied to a specific, long-term achievement.

Long-Term Goal Setting

We set a four-year growth goal for management in 2016 and have issued significant equity awards to our most senior managers tied to that goal. For our CEO, Mr. Cyr, his 2016 award of stock options replaced subsequent annual awards in order to emphasize the importance of achieving our long-term growth goal. Messrs. Kassar, Morris and Weise also received stock options with the same objectives in 2016 to help ensure alignment amongst our leadership team against the Company’s long-term goals. Additionally, our COO, Mr. Morris, was granted a significant number of stock options in 2017 (replacing subsequent annual grants) to drive similar behavior. Further, the Board has continually reinforced to management its belief in driving long-term growth via annual goals that are set. The Board has encouraged management to make prudent, near-term investments—even at the expense of near-term earnings—to better drive long-term growth and to enable Freshpet to satisfy our overarching goal of long-term growth.

Encouraging Teamwork

We strongly believe that teamwork among our workforce is essential to help us achieve our long-term growth potential. Thus, all bonus-eligible employees—including our NEOs—are compensated using the same bonus formula. Each employee earns the same percentage of his or her target award each year, assuming there are no outstanding, individual performance issues. We believe that this creates an “all-for-one and one-for-all” mentality within Freshpet that allows individual employees to make the right choices for the Company without regard to their impact on the achievement of less important functional or personal goals. Additionally, Mr. Cyr, at his own recommendation, has chosen to forego salary increases and instead has reallocated those dollars within his leadership team to reinforce his commitment to our teams and to recognize the strong performance of his colleagues.

Incenting Sales Growth

We set what we believe to be aggressive net sales growth targets for management each year and our annual incentive plan formula places equal value—both weighting (50%) and economic value ($ at risk)—on the achievement of those net sales growth targets versus profitability goals. This helps to ensure that our management seeks to drive sales growth in concert with profit growth.

Demanding Quality

We believe that no factor is more important to our long-term success than the quality of the products that we produce

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every day. As such, every manufacturing employee is incentivized each quarter for the achievement of a set of goals, many of which are either directly or indirectly connected to the production of outstanding pet foods that meet our high-quality standards. The Board also regularly reviews the Company’s performance against its quality targets.

HOW ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM ARE RELATED TO EACH OTHER

The various components of our compensation program are related but distinct and are designed to emphasize “pay for performance,” with a significant portion of total compensation reflecting a risk aspect tied to our long-term and short-term financial and strategic goals. Our compensation philosophy is designed to foster entrepreneurship at all levels of the organization and is focused on employee value and retention by making long-term, equity-based incentive opportunities a substantial component of our executive compensation. The appropriate level for each compensation component is based in part, but not exclusively, on internal equity and consistency, experience, and responsibilities, and other relevant considerations such as rewarding extraordinary performance. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

INDEPENDENT COMPENSATION CONSULTANT

In 2018 and 2019, the Compensation Committee retained Korn Ferry (or KF) to advise it on compensation practices for our top nine officers, including each NEO. Specifically, KF was engaged to review our compensation peer group and our compensation structure for our executive officers, develop and recommend targets for our executive compensation program by analyzing the compensation structures of our peer group companies and market trends, and provide advice to the Compensation Committee on our executive compensation structure and program based on KF’s analysis. KF was also engaged to separately review the compensation arrangements applicable to employees at the director level and above, and the non-employee, independent directors of the Board. The Compensation Committee, in consultation with KF, decided to continue in 2019 the executive compensation structure suggested by KF in 2018, as the Compensation Committee determined that the program remained effective in achieving our objectives of retaining talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals.

PEER GROUP

The Compensation Committee, in consultation with KF, considered several factors in selecting an industry-specific compensation peer group for our 2018 compensation program. Considerations generally included the following:

•	revenue between 0.4 and 2.5 times Freshpet’s revenue in 2017;

•	companies in the food, beverage, and pet products industries;

•	companies with similar location and geographical reach;
•	companies with similar span, scope, and vertical integration;

•	companies experiencing similar rates of growth;

•	companies with similar operating complexity; and

•	other publicly traded companies.

Based on the foregoing considerations, the Compensation Committee determined that our compensation peer group for 2018 would consist of the following entities, and the Compensation Committee, in consultation with KF, determined that the same peer group remained appropriate for 2019:

John B. Sanfilippo & Son Inc.	Medifast Inc.	Primo Water Corp.

Simply Good Foods Company	E.L.F. Beauty, Inc.	Craft Brew Alliance Inc.

Omega Protein Corp.	Petmed Express Inc.	Bridgford Foods Corp.

Amplify Snack Brands	PetIQ Inc.	Natural Alternatives

Natures Sunshine Products, Inc.

As noted above, we target the total compensation amount for each of our NEOs (based on position) within the 50th to 75th percentile of total compensation for similarly situated executives within our compensation peer group (bearing in mind that we pay a significant portion of our compensation in the form of long-term, performance-based equity awards). We believe that these targets will help us to achieve an important goal of our executive compensation program, which is to hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term goals. We also believe that this compensation structure will help us to achieve our objectives of aligning our NEOs’ interests with the interests of our stockholders and encouraging our successful NEOs to remain with us for the long-term.

Consideration of Say-on-Pay Vote

We will hold an advisory stockholder vote on executive compensation (a “Say-on-Pay vote”) every year, with the most recent vote occurring in 2019, which is based on the preference expressed by our stockholders at our 2019 Annual Meeting and is planned to be held yearly until the next “say-on-pay” frequency vote, which will be held at our 2025 Annual Meeting. In the 2019 Say-on-Pay vote, over 98% of votes cast approved, on an advisory basis, the compensation for our NEOs. The Compensation Committee viewed this vote as supportive of our compensation program for our NEOs and did not take any specific actions with respect to 2019 compensation decisions for our NEOs as a result of the 2019 Say-on-Pay vote. The Compensation Committee intends to continue to consider the results of future Say-on-Pay votes when making compensation decisions.

ELEMENTS OF EXECUTIVE COMPENSATION FOR 2019

We used three primary elements of compensation in our executive compensation program in 2019: base salary, annual incentive awards, and long-term equity compensation. Annual incentive awards and long-term equity compensation represent the performance-based elements of our compensation program. The performance goals tied to these compensation elements are flexible in application and can be tailored to meet our specific objectives. The amount of a specific individual’s annual incentive award for a performance period is intended to reflect that individual’s relative contribution to the Company in achieving or exceeding our annual goals, and the amount of an individual’s long-term incentive compensation is intended to reflect the individual’s expected contribution to the Company over longer performance periods.

Base Salary

We pay our NEOs a base salary based on the experience, skills, knowledge, and responsibilities required of each executive officer. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and value to us. None of our NEOs is currently party to any agreement or arrangement that provides for automatic or scheduled increases in base salary. Base salaries for our NEOs are determined by the Compensation Committee.

The following table sets forth each NEO’s annual base salary rate for 2019:

NAME	ANNUAL BASE SALARY RATE
William B. Cyr	$600,000*
Scott Morris	$420,000
Richard Kassar*	$312,500
Stephen L. Weise	$282,500
Cathal Walsh	$277,500**

*  Mr. Cyr, at his own recommendation, has chosen to forego salary increases and instead has reallocated those dollars within his leadership team to reinforce his commitment to our teams and to recognize the strong performance of his colleagues.

** Does not include $62,727 in expat adjustment.

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Annual Incentive Awards

The Board initially adopted our current annual incentive plan—in which our NEOs participate—in 2016. Awards under the plan, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve our annual goals based on our strategic, financial, and operating performance objectives. For 2019, Messrs. Cyr, Morris, Kassar, Weise and Walsh had the opportunity to earn annual target awards equal to 75%, 60%, 50%, 40% and 35%, respectively, of their base salaries.

Our 2019 annual incentive program was based on the Company’s operating performance, which was calculated 50% based on adjusted EBITDA and 50% based on net sales. Our 2019 targets were as follows: $32.3 million of adjusted EBITDA; and $241 million of net sales. On a pre-bonus basis, and after adjusting to exclude non-recurring governance costs that were outside of the NEOs’ control (as determined by the Board), the Company delivered as follows: $33.452 million of adjusted EBITDA and $245.862 million of net sales. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles (or GAAP). This metric is explained in more detail in the section “Non-GAAP Financial Measures” in “Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our annual report, where it is reconciled to the closest GAAP measure.

For 2019, based on the foregoing, we paid annual incentive awards to each NEO as follows:

NAME	AMOUNT OF AWARD	% OF TARGET AWARDED
William B. Cyr	$555,750	123.5%
Scott Morris	$311,220	123.5%
Richard Kassar	$192,969	123.5%
Stephen L. Weise	$139,555	123.5%
Cathal Walsh	$119,949	123.5%

Long-Term Equity Compensation

Although we do not have a formal policy covering the grant of equity compensation awards to our executive officers, we believe that equity compensation provides our executive officers with a strong link to our long-term performance, creates an ownership culture, and helps to align the interests of our executive officers and our stockholders. Further, we believe that stock options with a time-based vesting feature promote executive retention, as they incentivize our executive officers to remain employed with us for the applicable vesting period. Accordingly, the Compensation Committee (or alternatively, the Board) periodically reviews the equity compensation of our NEOs and from time to time may grant awards as it deems appropriate.

Our 2014 Omnibus Incentive Plan (or 2014 Plan) was adopted by the Board in connection with our initial public offering, approved by our stockholders on October 2, 2014 and subsequently amended and restated on September 20, 2016 to increase the number of shares available for issuance under the 2014 Plan. Each of our NEOs is eligible to participate in our 2014 Plan. Our 2014 Plan allows for awards of tax-qualified incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, other stock-based awards, and other cash-based awards to our directors, officers, employees, consultants, and advisors. A second amended and restated version of our 2014 Plan is being submitted for stockholder approval. See “Proposal Five—Approval of our Second Amended and Restated 2014 Omnibus Incentive Plan” below for an overview of the amended and restated version of our 2014 Plan.

The Compensation Committee (or alternatively, the Board) determines the size and vesting terms of all awards made under our 2014 Plan and administers all other aspects of the plan. In 2019, the Compensation Committee took into account a number of factors when making awards under our 2014 Plan, including, among others, the eligible employee’s expected contribution to the long-term success of the Company and information gathered by the Compensation Committee regarding compensation paid to similarly situated executives at companies in our compensation peer group, as well as the amounts of outstanding stock options that each NEO already held.

In 2019, we granted Messrs. Kassar, Weise and Walsh stock options to purchase shares of our common stock under our 2014 Plan, 50% of which are scheduled to vest and become exercisable in equal installments on each of the first three anniversaries of the grant date and 50% of which are scheduled to vest and become exercisable annually on a sliding scale according to the achievement of adjusted EBITDA performance-based conditions (and in each case subject to the NEO’s continued employment with us). We did not grant Mr. Cyr or Mr. Morris additional stock options in 2019 because of grants made to each of them in prior years that were intended to cover multiple years.

Other Compensation

In addition to base salary and annual and long-term performance-based compensation, our NEOs are also eligible for the following benefits on a similar basis as our other eligible employees:

•	health, dental, and vision insurance;

•	paid time off including vacation, personal holidays, and sick days;
•	life insurance and supplemental life insurance; and

•	short-term and long-term disability insurance.

Retirement Benefits

We maintain a 401(k) retirement savings plan (or 401(k) Plan) under which all of our employees (including our NEOs) are eligible to participate beginning on the first day of the month after their employment with us begins. The 401(k) Plan includes a deferral feature under which a participant may elect to defer his or her compensation by up to the statutorily prescribed IRS limits. Currently, we also match participant contributions to the 401(k) Plan up to 4% of the participant’s annual eligible earnings. We believe that providing a vehicle for retirement savings through our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation program and further incentivizes our NEOs in accordance with our compensation policies.

Other than the 401(k) Plan, we do not maintain any pension plans or non-qualified deferred compensation plans for the benefit of our employees or other service providers.

EMPLOYMENT AGREEMENTS WITH NEOS

The Company is party to an employment agreement with each of Messrs. Cyr, Morris, Kassar, Weise and Walsh. Each agreement provides for an initial term of one year and for automatic one-year extensions beginning on the expiration of the initial term. Any automatic extension may be cancelled upon at least 90 days’ prior written notice from the respective NEO or the Company. Under their agreements, Messrs. Cyr, Morris, Kassar, Weise and Walsh are entitled to receive minimum annual base salaries of $600,000, $400,000, $302,500, $312,394, and $270,000, respectively, subject to annual review by the Board. Further, Messrs. Cyr, Morris, Kassar, Weise and Walsh have the opportunity to earn annual target bonuses equal to at least 75%, 60%, 50%, 40% and 35%, respectively, of their base salaries. Each executive is also entitled to participate in the Company’s employee and fringe benefit plans as may be in effect from time to time on the same basis as other employees of the Company generally.

Employee Agreement with William Cyr

The Company entered into an employment agreement with Mr. Cyr on July 27, 2016. In the event of a termination of Mr. Cyr’s employment by the Company without “cause,” or by Mr. Cyr for “good reason” (each as defined in his employment agreement), he is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company: (i) an amount equal to (A) one and one-half times the sum of his (x) base salary and (y) target bonus for a period of 18 months, payable in equal monthly installments in accordance with the

EXECUTIVE COMPENSATION | 33

Company’s normal payroll practice; and (ii) Company payment of premiums (at active employee rates) for continuation of group health coverage for him and his eligible dependents for 18 months. In the event of a termination of Mr. Cyr’s employment due to “permanent disability” (as defined in his employment agreement), he is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company, Company payment of premiums (at active employee rates) for continuation of group health coverage for him and his eligible dependents for 18 months.

Mr. Cyr’s employment agreement contains a cutback provision for “parachute payments” under Internal Revenue Code (or Code) Section 280G, under which he may receive a cutback of certain change-in-control payments in order to avoid any excise tax or loss of deduction under Code Section 280G, if the cutback would result (after factoring any potential excise taxes under Section 280G) in a larger after-tax payment to Mr. Cyr.

Mr. Cyr’s employment agreement contains the following restrictive covenants: (i) a non-compete covenant that prohibits him from competing against the Company for 24 months after employment; (ii) non-solicit covenants that prohibit him from actively soliciting the Company’s employees, customers, or suppliers during employment and for 24 months after employment; and (iii) a perpetual confidentiality covenant that protects the Company’s proprietary information, developments, and other intellectual property.

Employee Agreements with Scott Morris, Richard Kassar, Stephen Weise, and Cathal Walsh

The Company entered into employment agreements with Messrs. Morris, Kassar and Walsh on October 31, 2014, and with Mr. Weise in July 2015. Under the agreements, in the event of a termination of the NEO by the Company without “cause,” by the NEO for “good reason,” or due to “permanent disability” (each as defined in the respective employment agreements), each NEO is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company: (i) an amount equal to 12 months of the NEO’s base salary in accordance with the Company’s normal payroll practice; (ii) Company payment of premiums (at active employee rates) for continuation of group health coverage for the NEO and his eligible dependents for 12 months; and (iii) only in the event of a termination by the Company without “cause” or by the NEO for “good reason” after June 30th during any year in which the employment agreement is effective, a pro-rated annual incentive award for the year in which termination occurs.

Each of the employment agreements with Messrs. Morris, Kassar, Weise and Walsh contains a cutback provision for “parachute payments” under Code Section 280G, under which the NEO may receive a cutback of certain change-in-control payments in order to avoid any excise tax or loss of deduction under Code Section 280G, if the cutback would result (after factoring any potential excise taxes under Section 280G) in a larger after-tax payment to the NEO.

Each of the employment agreements with Messrs. Morris, Kassar, Weise and Walsh contains the following restrictive covenants: (i) a non-compete covenant that prohibits the NEO from competing against the Company for 12 months after employment; (ii) non-solicit covenants that prohibit the NEO from actively soliciting the Company’s employees, customers, or suppliers during employment and for 12 months after employment; and (iii) a perpetual confidentiality covenant that protects the Company’s proprietary information, developments, and other intellectual property.

POLICY PROHIBITING HEDGING

We consider it improper and inappropriate for our directors, officers, and other employees at or above the Vice President level to engage in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our securities. As such, we have implemented a policy that prohibits our directors, officers, and other employees at or above the Vice President level from engaging in any speculative or hedging transactions or any other transactions that are designed to offset any decrease in the value of our securities.

ACCOUNTING CONSIDERATIONS

We consider the accounting impact reflected in our financial statements when establishing the amounts and forms of executive compensation. The forms of compensation that we select are intended to be cost-efficient. We account for all awards settled in equity in accordance with FASB ASC Topic 718, under which the fair value of the grant, net of estimated forfeitures, is expensed over the service/vesting period based on the number of options, shares, or units, as applicable, that vest. The estimated payout amount of performance awards, along with any changes in that estimate, is recognized over the performance period under “liability” accounting. Our ultimate expense for performance awards will equal the value earned by/paid to the award recipients.

TAX CONSIDERATIONS; DEDUCTIBILITY OF COMPENSATION; TAX CUTS AND JOBS ACT

When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer, and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, most of the compensation payable to our NEOs in excess of $1 million per person in a year will not be fully deductible.

COMPENSATION RISK ASSESSMENT

As a publicly traded company, we are subject to SEC rules regarding risk assessment. Those rules require a publicly traded company to determine whether any of its existing incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on the company. We do not believe that our incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on Freshpet.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our annual report.

THE COMPENSATION COMMITTEE OF FRESHPET, INC.,

Daryl G. Brewster (Chair)	Robert C. King	Leta D. Priest

EXECUTIVE COMPENSATION | 35

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for 2019 for each NEO. Compensation information for 2018 and 2017 is presented for individuals who were also our NEOs in those years.

NAME	YEAR	SALARY[1] ($)	BONUS ($)	OPTIONS[2] ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION[3] ($)	ALL OTHER COMPENSATION[4] ($)	TOTAL ($)
William B. Cyr[5]	2019	600,000	—	—	555,750	11,200	1,166,950
Chief Executive	2018	600,000	—	—	562,500	53,486	1,215,986
Officer	2017	600,000	508,950	—	—	28,981	1,137,931
Scott Morris President & Chief Operating Officer	2019 2018 2017	415,000 400,000 387,115	— — 264,654	— — 889,522	311,220 300,000 —	11,200 11,000 30,497	737,420 711,000 1,581,818
Richard Kassar	2019	310,000	—	234,723	192,969	11,200	748,892
Chief Financial	2018	302,500	—	221,384	189,063	11,000	723,947
Officer	2017	290,721	165,409	212,395	—	25,287	693,812
Stephen L. Weise Executive Vice President, Operations	2019 2018	279,375 270,000	— —	144,828 132,835	139,555 135,000	11,200 11,000	574,958 548,835

Cathal Walsh Managing Director, Europe	2019 2018	333,269 312,394	— —	139,846 132,835	119,949 117,031	— —	593,064 562,260

1	Amounts reflect base salary earned during the year, including any amounts voluntarily deferred under our qualified 401(k) plan.

2	Amounts reflect the aggregate grant date fair value of options granted in the year computed in accordance with FASB ASC Topic 718 and are based on the valuation assumptions described in Note 10 to our consolidated financial statements included in our annual report.

3	Amounts for 2019 reflect cash awards earned by our NEOs under the Company’s 2019 annual incentive plan. Please see “Annual Incentive Awards” in the CD&A above for further information about our 2019 annual incentive plan.

4	Amounts for 2019 reflect all other compensation for each of our NEOs, including a matching Company contribution under our 401(k) plan.

5	Mr. Cyr also serves as a member of the Board but does not receive any additional compensation for his service as a director.

2019 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during 2019. Please see “Annual Incentive Awards” in the CD&A above for additional information about the non-equity incentive plan awards reflected in the table below. Please see the “Outstanding Equity Awards at Fiscal Year-End” table below for additional information about the vesting parameters that are applicable to equity awards reflected in the table immediately below.

NAME	AWARD TYPE	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTIONS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
William B. Cyr	Annual Incentive	—	—	450,000	—	—	—	—	—	—	—
Scott Morris	Annual Incentive	—	—	252,000	—	—	—	—	—	—	—
Richard Kassar	Annual Incentive Performance-Vesting Options Time-Vesting Options	— 04.01.19 04.01.19	— — —	156,250 — —	— — —	— 954 —	— 5,723 —	— 5,723 —	— — 5,723	— 42.29 42.29	— 117,351 117,372
Stephen L. Weise	Annual Incentive Performance-Vesting Options Time-Vesting Options	— 04.01.19 04.01.19	— — —	113,000 — —	— — —	— 589 —	— 3,531 —	— 3,531 —	— — 3,531	— 42.29 42.29	— 72,404 72,424
Cathal Walsh	Annual Incentive Time-Vesting Options	— 04.01.19	— —	97,125 —	— —	— —	— —	— —	— 6,820	— 42.29	— 139,846

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2019. Vesting of awards reflected in the table is generally subject to continuous service with the Company, with accelerated vesting in certain circumstances, as reflected in the footnotes to the table.

EXECUTIVE COMPENSATION | 37

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
William B. Cyr	09.06.16	375,000	125,000[1]	500,000[2]	10.23	09.06.26
Scott Morris	05.10.16 04.03.17	— 0	— 26,738[3]	133,000[2] 80,214[2]	9.05 11.00	05.10.26 04.03.27
	09.27.16	—	—	79,800[2]	8.90	09.27.26
Richard	04.03.17	0	6,313[3]	18,940[2]	11.00	04.03.27
Kassar	03.30.18	4,470	8,939[4]	4,470[5]	16.45	03.30.28
	04.01.19	0	5,723[6]	5,723[5]	42.29	04.01.29
	05.10.16	36,943	0	0	9.05	05.10.26
Stephen L. Weise	09.27.16 04.03.17 03.30.18	— 7,724 8,046	— 3,862[3] 5,364[4]	53,200[2] 11,587[2] 2,682[5]	8.90 11.00 16.45	09.27.26 04.03.27 03.30.28
	04.01.19	0	3,531[6]	3,531[5]	42.29	04.01.29
	12.30.16	35,414	0	—	7.10	01.01.21
	11.07.14	13,109	0	—	15.00	11.07.24
Cathal Walsh	05.10.16 04.03.17 10.01.17	20,462 15,449 —	0 7,724[3] —	— — 35,000[7]	9.05 11.00 15.65	05.10.26 04.03.27 10.01.27
	03.30.18	5,364	10,728[4]	—	16.45	03.30.28
	04.01.19	0	6,820[6]	—	42.29	04.01.29

1	Scheduled to vest annually in approximately equal installments on the first four anniversaries of the grant date, subject to continued employment, with (a) accelerated vesting of a pro rata portion of the next scheduled installment upon an involuntary termination and (b) accelerated vesting in full upon a change in control of the Company.

2	Eligible to vest on a sliding scale based upon the achievement of EBITDA performance goals that the Compensation Committee considers moderate to difficult to achieve, with (a) the opportunity to vest in a pro rata portion upon an involuntary termination, based on actual Company performance through the end of the performance period, and (b) the opportunity to vest in part or in full upon a change in control of the Company, based on actual Company performance through the change in control.

3	Scheduled to vest annually in approximately equal installments through 2020, subject to continued employment, with accelerated vesting upon an involuntary termination within two years after a change in control of the Company.

4	Scheduled to vest annually in approximately equal installments through 2021, subject to continued employment, with accelerated vesting upon an involuntary termination within two years after a change in control of the Company.

5	Eligible to vest on a sliding scale in equal annual installments based upon the achievement of EBITDA performance goals that the Compensation Committee considers moderate to difficult to achieve.

6	Scheduled to vest annually in approximately equal installments on the first three anniversaries of the grant date, subject to continued employment, with accelerated vesting in full upon an involuntary termination within two years after a change in control of the Company.

7	Eligible to vest based upon the achievement of European Net Sales and EBITDA goals for 2020 that the Compensation Committee considers moderate to difficult to achieve, with the opportunity to vest in full upon a change in control of the Company, based on actual Company performance through the change in control.

OPTIONS EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding the exercise of stock options by our NEOs in 2019. Our NEOs did not have any stock awards that vested in 2019.

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)[1]
William B. Cyr	—	—
Scott Morris	120,202	4,328,583
Richard Kassar	98,902	3,500,830
Stephen L. Weise	9,000	371,904
Cathal Walsh	—	—

PENSION BENEFITS

Currently, the Company does not, and does not intend to, sponsor or adopt any pension plans (other than our 401(k) plan).

NONQUALIFIED DEFERRED COMPENSATION

Currently, the Company does not, and does not intend to, sponsor or adopt a nonqualified deferred compensation plan.

1   Amounts reflect the aggregate difference between the market price of our common stock at the exercise date and the exercise price of the stock options.

EXECUTIVE COMPENSATION | 39

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information regarding the severance payments and the change in control payments that could have been made to our NEOs had they experienced a termination of employment or a change in control as of December 31, 2019. The fair market value of a share of our common stock on December 31, 2019 was $59.09. The table only includes information for employment termination and change in control events that trigger vesting or severance- related payments, and assumes that each NEO will take all action necessary to receive the maximum available benefit, such as execution of a release of claims. Any amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Code Sections 280G and 4999. The amounts below are estimates of the incremental amounts that could be received upon a change in control or termination of employment; and the actual amount could be determined only at the time of any actual change in control or termination of employment.

NAME	CASH AND COBRA ($)[1,2]	EQUITY ($)[3]
William B. Cyr
Termination due to permanent disability	33,381	—
Involuntary termination[4]	2,362,500	20,705,940
Change in control	—	30,537,500
Involuntary termination after change in control	—	—
Scott Morris
Termination due to permanent disability	442,254	—
Involuntary termination[4]	753,454	8,039,333
Change in control	—	10,512,811
Involuntary termination after change in control	—	1,285,830
Richard Kassar
Termination due to permanent disability	334,754	—
Involuntary termination[4]	527,723	3,727,712
Change in control	—	4,915,987
Involuntary termination after change in control	—	303,592
Stephen L. Weise
Termination due to permanent disability	304,754	—
Involuntary termination[4]	444,309	2,448,529
Change in control	—	3,227,327
Involuntary termination after change in control	—	473,765
Cathal Walsh
Termination due to permanent disability	299,754[5]	—
Involuntary termination[4]	419,703[5]	—
Change in control	—	1,520,400
Involuntary termination after change in control	—	943,465

1	If an NEO’s employment is terminated by us without cause, or due to the NEO’s permanent disability, or due to the NEO’s resignation with good reason, the NEO will be entitled to the cash severance benefits set forth in the NEO’s employment agreement described in the CD&A above under “Employment Agreements with NEOs.”

2	Assumes that (i) a qualifying termination occurs on December 31, 2019 and (ii) any bonus is earned at 100% of target.

3	See “Outstanding Equity Awards at Fiscal Year-End” above for an overview of the termination and change in control vesting terms of unvested options and stock awards as of December 31, 2019. Assumes any outstanding performance measures are 100% achieved.

4	An “involuntary termination” means a termination by the Company without cause or by the NEO for good reason.

5	Does not include $62,727 in expat adjustment.

CEO PAY RATIO

To determine the ratio of our CEO’s annual total compensation to the median annual total compensation of all our employees excluding the CEO, we identified the median employee as of October 1, 2019 using target total cash compensation (i.e., salary plus 2019 target incentive award). We believe this measure reasonably reflects the typical annual compensation of our employee population and we consistently applied this measure for all employees. We estimate that the median employee’s 2019 total compensation (as determined in the same manner as “Total” compensation in the Summary Compensation Table) was $65,462. Mr. Cyr’s 2019 total compensation was $1,166,950, which was approximately 18:1 times that of the median of the annual total compensation of all our employees.

DIRECTOR COMPENSATION

The full Board approved director compensation for 2019, based on the recommendation of the Compensation Committee with assistance from KF, and in accordance with the Company’s non-employee director compensation program. For 2019, each non-employee member of the Board who served for the entire year received an annual cash retainer of $50,000 (or $80,000 for the Chair of the Board), paid quarterly. In 2019, each Board member was also granted an award of time-vesting RSUs under our 2014 Plan, which vest on the first anniversary of the grant date, subject to continued service, with an upfront grant date value of $69,990 (or $89,993 for the Chair of the Board). In addition, certain directors who served as Chairs of Board committees received additional cash payments for 2019 as follows: $15,000 for the Chair of the Company’s Audit Committee; and $7,500 each for the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee.

In 2018, our Nominating and Corporate Governance Committee recommended that the Board actively recruit new members to diversify the Board. To begin that process, the Board conducted a study of Board compensation practices to ensure that our non-employee director compensation program was sufficient to attract the necessary talent to achieve its diversification goals. The compensation of the Board had not changed since the Company went public in 2014. As such, in April 2018, we conducted a study of board compensation practices using the same peer group selected for the Company’s management. Based on the outcomes of that study and consistent with the compensation principles that we apply to management, the Board revised the non-employee director compensation policy, effective with payments made in the fourth quarter of 2018. The changes increased the overall compensation (both cash and equity) to be between

EXECUTIVE COMPENSATION | 41

the 50th and 75th percentile of the peer group and to weight compensation for 2019 more towards equity than cash (approximately 60% equity, 40% cash). With these compensation changes, we were able to successfully recruit two new, qualified directors.

The following table shows compensation paid to each of our non-employee directors who served during 2019.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)[1]	TOTAL ($)
Charles A. Norris[2]	80,000	89,993	169,993
J. David Basto	50,000	69,990	119,990
Daryl G. Brewster[3]	51,875	69,990	121,865
Lawrence S. Coben[4]	57,500	69,990	127,490
Walter N. George, III	50,000	69,990	119,990
Jacki S. Kelley	45,835	69,990	115,825
Robert C. King[5]	50,000	69,990	119,990
Jonathan S. Marlow[6]	—	—	—
Leta D. Priest	50,000	69,990	119,990
Craig D. Steeneck[7]	65,000	69,990	134,990
Olu Beck[8]	12,500	34,988	47,488
William B. Cyr[9]	—	—	—

1	Represents the aggregate grant date fair value of RSUs granted under our 2014 Plan without regard to forfeitures, computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the director. The stock awards reflected in the table comprise all outstanding equity awards held by our non-employee directors at the end of 2019.

2	Charles A. Norris serves as Chair of the Board.

3	Daryl G. Brewster became Chair of the Compensation Committee beginning in the fourth quarter of 2019 and as such received an additional cash payment of $1,875 for 2019.

4	Lawrence S. Coben serves as Chair of the Nominating and Corporate Governance Committee and as such received an additional cash payment of $7,500 for 2019.

5	As discussed above, Robert C. King will resign from our Board following the 2020 Annual Meeting of stockholders.

6	Jonathan S. Marlow resigned from the Board, including all committees thereof, on September 26, 2019. Prior to his resignation, Mr. Marlow served as Chair of the Compensation Committee and as such was entitled to additional cash payment of $5,625 for 2019. Mr. Marlow was an employee of MidOcean Partners. MidOcean US Advisor, L.P. (or US Advisor) provides investment advisory services to MidOcean Partners and its affiliates. As part of Mr. Marlow’s employment agreement with MidOcean Partners, director fees that he became entitled to in connection with his employment with MidOcean Partners, including director fees from Freshpet, were paid instead directly to US Advisor. Mr. Marlow’s director fees paid by Freshpet to US Advisor were subject to the same terms, including vesting terms, as director fees paid to other non-employee Board members.

7	Craig D. Steeneck serves as the Chair of the Audit Committee and as such received an additional cash payment of $15,000 for 2019.

8	Olu Beck was appointed to the Board effective October 1, 2019.

9	William B. Cyr is an NEO and does not receive separate compensation for serving on the Board.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2019 all filing requirements applicable to the Reporting Persons were timely met except (i) each of Messrs. Norris, Basto, Brewster, Coben, George, King and Steeneck and Mses. Priest and Kelley did not timely file a Form 4 in connection with a grant of common stock on April 1, 2019 as part of the Company’s director compensation program, and (ii) each of Messrs. Kassar, Walsh, Weise and Macchiaverna did not timely file a Form 4 in connection with the grant of two tranches of options on April 1, 2019, in each case due to administrative delays.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS

& MANAGEMENT & RELATED

STOCKHOLDER MATTERS

| 45

EQUITY COMPENSATION PLAN INFORMATION

The Company administers two current equity compensation plans: our 2014 Plan and a 2016 inducement stock option grant to Mr. Cyr. The Company also administers two legacy equity compensation plans: our 2010 Stock Option Plan (or 2010 Plan). The following table provides information as of December 31, 2019 regarding shares of our common stock that may be issued under the plans.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (#)(A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS ($)(B)[1]	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(#)(C)
Equity Compensation Plans Approved by Security Holders	1,973,038[2]	$17.38	1,462,153
Equity Compensation Plans Not Approved by Security Holders	1,000,000[3]	$10.23	—
Total	2,973,038	$14.77	1,462,153

1	RSUs reflected in column (a) are not reflected in these weighted-average exercise prices.

2	Includes 1,460,633 options outstanding under our 2014 Plan with a weighted average exercise price of $19.30; 240,229 RSUs outstanding under our 2014 Plan; and 272,176 options outstanding under our 2010 Plan with a weighted average exercise price of $7.10.

3	Reflects a September 2016 inducement grant to our CEO, Mr. Cyr, which is described in the next section.

The following table provides information as of July 31, 2020 regarding shares of our common stock that may be issued under the plans. Total shares outstanding at July 31, 2020 were 40,474,693.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (#)(A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS ($)(B)[1]	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(#)(C)
Equity Compensation Plans Approved by Security Holders	1,695,203[2]	$20.26	1,349,191
Equity Compensation Plans Not Approved by Security Holders	1,015,000[3]	$10.97	—
Total	2,710,203	$16.78	1,349,191

1	RSUs reflected in column (a) are not reflected in these weighted-average exercise prices.

2	Includes 1,405,045 options outstanding under our 2014 Plan with a weighted average exercise price of $21.26; 182,356 RSU’s outstanding under our 2014 Plan; 91,703 options outstanding under our 2010 Plan with a weighted average exercise price of $7.10; and 16,097 options outstanding under our 2006 Plan with a weighted average price of $7.10; includes earned performance options of 27,710 and unearned performance options of 820,776. Weighted average term remaining 6.69 years.

3	Reflects a September 2016 and January 2020 inducement grant to our CEO, Mr. Cyr and Executive Vice President of Finance, Heather Pomerantz, includes unearned performance options of 500,000. Weighted average term remaining 6.14 years.

2014 OMNIBUS PLAN

Our 2014 Plan was adopted by the Board in connection with our initial public offering and approved by our stockholders in October 2014 and subsequently amended and restated in September 2016 to increase the number of shares available for issuance under the 2014 Plan. Our 2014 Plan allows for awards of tax-qualified incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, other stock-based awards, and other cash-based awards to our directors, officers, employees, consultants, and advisors. Upon the adoption of our 2014 Plan, we discontinued our 2010 Plan, as described below. A second amended and restated version of our 2014 Plan is being submitted for stockholder approval. See “Proposal Five—Approval of our Second Amended and Restated 2014 Omnibus Incentive Plan” below for an overview of the amended and restated version of our 2014 Plan.

INDUCEMENT GRANT TO MR. CYR AND MS. POMERANTZ

On September 6, 2016, we granted our CEO, Mr. Cyr, an inducement grant of stock options in accordance with the Nasdaq Marketplace Rules. Mr. Cyr’s inducement grant consisted of 500,000 performance-vesting options and 500,000 time-vesting options. See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” above for an overview of the vesting terms of these options. On January 13, 2020 we granted our EVP of Finance, Heather Pomerantz, an inducement grant of stock options in accordance with the Nasdaq Marketplace Rules. Ms. Pomerantz’s grant consisted of 15,000 time-vesting options.

2010 STOCK OPTION PLAN

Our 2010 Plan was adopted by the Board and approved by our stockholders in December 2010. Our 2010 Plan allowed for the grant of tax-qualified incentive stock options and nonstatutory stock options to our employees, officers, directors, consultants and advisors. We discontinued our 2010 Plan in March 2014 and no new awards have been granted under the plan since that time. Any award outstanding under our 2010 Plan at the time of its discontinuance will remain in effect until the award is exercised or has expired in accordance with its terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information about the beneficial ownership of our common stock, as of July 31, 2020, by:

•	each person known by us to beneficially own 5% or more of our outstanding common stock;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers as a group.

The numbers listed below are based on 40,474,693 shares of our common stock outstanding as of July 31, 2020. Unless otherwise indicated, the address of each individual listed in this table is c/o Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS... | 47

NAME AND ADDRESS OF BENEFICIAL OWNER[1]	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF COMMON STOCK OUTSTANDING
PRINCIPAL STOCKHOLDERS:
Blackrock, Inc.[2]	3,249,677	8.0%
Gilder, Gagnon, Howe & Co.[3]	2,265,343	5.6%
The Vanguard Group, Inc.[4]	2,125,933	5.3%
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Charles A. Norris[5]	587,657	1.5%
William B. Cyr	450,532	1.1%
J. David Basto	27,847	*
Olu Beck	2,183	*
Daryl G. Brewster	68,185	*
Lawrence S. Coben, Ph.D.	51,438	*
Walter N. George, III	41,876	*
Richard Kassar	144,699	*
Jacki S. Kelley	4,266	*
Robert C. King[6]	12,751	*
Scott Morris	161,623	*
Leta D. Priest	5,340	*
Craig D. Steeneck	22,584	*
Cathal Walsh	56,635	*
Stephen L. Weise	56,345	*
EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (17 PERSONS)	1,839,463	4.5%

*	Less than 1%

1	A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

•	voting power, which includes the power to vote, or to direct the voting of, such security; and/or

•	investment power, which includes the power to dispose, or to direct the disposition of, such security.

Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his or her spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on July 31, 2020 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s beneficial ownership percentage but are not deemed outstanding for the purposes of computing the beneficial ownership percentage of any other person.

2	Represents shares of common stock beneficially owned as of December 31, 2019, based on a Schedule 13G filed on February 5, 2020, by Blackrock, Inc. In such filing, Blackrock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

3	Represents shares of common stock beneficially owned as of December 31, 2019, based on a Schedule 13G filed on February 14, 2020, by Gilder, Gagnon, Howe & Co. In such filing, Gilder, Gagnon, Howe & Co. lists its address as 475 10th Avenue, New York, New York 10018.

4	Represents shares of common stock beneficially owned as of December 31, 2019 based on a Schedule 13G filed on February 11, 2020 by The Vanguard Group, Inc. In such filing, The Vanguard Group, Inc. lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

5	Includes 24,089 shares of common stock held by Mr. Norris directly and 563,568 shares of common stock held by Norris Trust Ltd 6/18/02.

6	Mr. King will resign from our Board effective immediately following the Annual Meeting.

CERTAIN RELATIONSHIPS & RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS &

RELATED PARTY TRANSACTIONS

| 49

STOCKHOLDERS AGREEMENT

We are party to a Second Amended and Restated Stockholders Agreement with MidOcean Partners III, L.P., MidOcean Partners III-A, L.P., and MidOcean Partners III-D, L.P. (collectively, “MidOcean Partners”) and certain of our other stockholders (the “Stockholders Agreement”), pursuant to which MidOcean Partners and the other stockholders party thereto were entitled to certain customary registration rights, including demand registration and piggyback registration rights. In addition, pursuant to the Stockholders Agreement, we agreed to bear the expenses (other than underwriting discounts) incident to any registrations in accordance with the Stockholders Agreement and agreed to indemnification provisions customary for agreements of this type. As of June 2019, following an equity offering pursuant to which MidOcean Partners sold nearly all of its remaining shares of our common stock, no party to the Stockholders Agreement has any further registration rights pursuant to the Stockholders Agreement.

RAW MATERIAL VENDOR

In September 2018, one of the Company’s raw material vendors, Florida Food Products, was purchased by MidOcean Partners, at the time, one of our largest stockholders. Jonathan Marlow, who was at that time, a member of our board of directors, also serves on the board of directors of Florida Food Products. The purchase of the vendor by MidOcean Partners has had no impact on the cadence or amount of the raw materials that the Company has purchased from the vendor. In June 2019, MidOcean Partners sold nearly all of its shares in the Company and is no longer considered a related party as a result. After MidOcean Partners acquired the vendor, the Company purchased approximately $1,505,960 and $650,000 of raw materials from the vendor in 2019 and 2018, respectively. Jonathan Marlow resigned from our Board on September 26, 2019. The Company believes that all payments made to the vendor are at market value and thus at arm’s length.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy is administered by our Audit Committee. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

AUDIT COMMITTEE REPORT

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This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. KPMG LLP, our independent registered public accounting firm for 2019, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “annual report”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in the annual report. In addition, the Audit Committee discussed with KPMG LLP those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, KPMG LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report for filing with the SEC.

The Audit Committee

Craig D. Steeneck (chair)

J. David Basto

Olu Beck

PROPOSALS

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OVERVIEW OF PROPOSALS

This Proxy Statement contains five proposals requiring stockholder action:

PROPOSAL I

requests the reelection of four directors to the Board;

PROPOSAL II

requests the ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2020;

PROPOSAL III

requests the approval of, by advisory vote, the compensation of the Company’s named executive officers;

PROPOSAL IV

requests the approval of an amendment of our Certificate of Incorporation to eliminate all of its supermajority voting requirements (the “Supermajority Voting Removal Proposal”); and

PROPOSAL V

requests the approval of our Second Amended and Restated 2014 Omnibus Incentive Plan.

Each proposal is discussed in more detail below.

PROPOSAL I: REELECTION OF DIRECTORS

The Board has nominated Ms. Beck, Mr. Cyr, Mr. Norris and Ms. Priest to be elected to serve until the third succeeding annual meeting of stockholders after their reelection and until their respective successors are duly elected and qualified.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the four nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the reelection of the Board’s four nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

The Board of Directors recommends a vote “FOR”
the reelection of directors Beck, Cyr, Norris and Priest.

PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed KPMG LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2020. KPMG LLP has served as the Company’s independent registered public accounting firm since 2013.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Fees for Services Rendered by Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by our current independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees[1]	$725,000	$850,000
Audit-Related Fees[2]	$96,500	$85,000
Tax Fees	–	–
All Other Fees[3]	$1,780	–
Total	$823,280	$935,000

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor and to not engage the independent auditor to perform the non-audit services proscribed by law or regulation. The Audit Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

All services provided by KPMG, LLP subsequent to the formation of the Audit Committee in November 2014 were pre-approved by the Audit Committee.

The Board of Directors recommends a vote “FOR” Proposal Two.

PROPOSAL III: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC.

This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this Proxy Statement. Accordingly, we ask our stockholders to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this Proxy

1	Audit Fees: These fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

2	Audit-Related Fees: Audit-related fees are for assurance and related services including, among others, due diligence services and consultation concerning financial accounting and reporting standards. Additionally, these fees include services in connection with the Company’s filing of a registration statement and preparation of comfort letters in connection with secondary offerings.

3	KPMG’s Accounting Research Online (“ARO”) Subscription.

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Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.

“RESOLVED, that the stockholders of Freshpet, Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The say-on-pay vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.

The Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

PROPOSAL IV: APPROVAL OF AN AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE ALL OF ITS SUPERMAJORITY VOTING REQUIREMENTS

Background of Proposal

We are asking stockholders to adopt the Supermajority Voting Removal Proposal in order to remove the requirement (as set forth in the bullets below) that certain amendments to the Company’s Certificate of Incorporation and Bylaws require the approval of at least 75% in voting power of all outstanding shares of voting stock of the Company. The Board has approved the Supermajority Voting Removal Proposal and declared it to be advisable and in the best interests of the Company and its stockholders, and recommends that the stockholders adopt the Supermajority Voting Removal Proposal.

•	Article Six, Section 4 of the Certificate of Incorporation requires the affirmative vote of 75% in voting power of all outstanding shares of voting stock of the Company to remove a director from office.

•	Article Nine of the Certificate of Incorporation requires that amendments to the following provisions be approved by 75% in voting power of all outstanding shares of voting stock of the Company:

-	matters relating to the Board, including authority to fix the size of the Board, removal of directors, authority to fill director vacancies and newly created directorships and the classification of the Board (Article Six);

-	the limitation of director liability (Article Seven);

-	matters regarding stockholder action by written consent, annual meetings and special meetings (Article Eight);

-	matters regarding the Bylaws and amendments to the Certificate of Incorporation (Article Nine);

-	the application of Section 203 of the Delaware General Corporation Law (Article Ten);

-	provisions related to competition and allocation of corporate opportunities for certain Exempted Persons (as defined in the Certificate of Incorporation) (Article Eleven); and

-	provisions related to forum and personal jurisdiction (Article Twelve).

The Supermajority Voting Removal Proposal would replace all supermajority voting provisions in the Certificate of Incorporation with a majority of the outstanding voting shares standard.

In deciding to approve the Supermajority Voting Removal Proposal and to recommend that the stockholders vote to adopt the Supermajority Voting Removal Proposal, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, considered the advantages and disadvantages of a supermajority voting requirement in respect of the aforementioned supermajority voting provisions. Such a requirement can benefit stockholders by promoting corporate governance stability and reducing the Company’s vulnerability to coercive takeover tactics and special interest groups that may not be acting in the best interests of all stockholders by requiring broad stockholder consensus to make certain fundamental changes. While the Board continues to believe that these are important benefits, the Board has also considered that a supermajority voting requirement may have the effect of reducing the accountability of directors to stockholders, and recognizes the benefit of providing stockholders an opportunity to participate in corporate governance. Therefore, following careful consideration of the matter, and due to its belief that a majority of the outstanding voting shares standard provides more accountability to stockholders and promotes stronger corporate governance, the Board has adopted resolutions to approve the Supermajority Voting Removal Proposal, to declare the Supermajority Voting Removal Proposal advisable and in the best interests of the Company and its stockholders and to submit the Supermajority Voting Removal Proposal to its stockholders for consideration.

Vote Required and Effectiveness

The affirmative vote at least 75% of the voting power of all of the shares of our common stock outstanding as of the Record Date is required to adopt the Supermajority Voting Removal Proposal. If our stockholders adopt the Supermajority Voting Removal Proposal, the Board has authorized our officers to file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware (the “Restated Certificate”), and the Restated Certificate would become effective upon acceptance by the Delaware Secretary of State. We intend to make that filing as soon as practicable if the Supermajority Voting Removal Proposal is adopted at the Annual Meeting. However, even if our stockholders adopt the Supermajority Voting Removal Proposal, the Board may abandon the Supermajority Voting Removal Proposal without further stockholder action prior to the effectiveness of the filing of the Restated Certificate with the Delaware Secretary of State and, if abandoned, the Restated Certificate will not become effective. If the Board abandons the Supermajority Voting Removal Proposal, we will publicly disclose that fact and the reason for its determination.

Text of the Proposal

The proposed changes to the Certificate of Incorporation, with deletions indicated by strike-outs and additions indicated by double underlining, is contained in Appendix A to this Proxy Statement. If the Supermajority Voting Removal Proposal is approved, the language in Appendix A will be incorporated into a full amendment and restatement of the Company’s Certificate of Incorporation, which as indicated above, the Board intends to file as soon as practicable if the Supermajority Voting Removal Proposal is adopted at the Annual Meeting. The description of the Supermajority Voting Removal Proposal set forth above is qualified in its entirety by reference to the text attached as Appendix A to this proxy statement.

The Board of Directors recommends that you vote “FOR” the approval of an amendment of our Certificate of Incorporation to eliminate its supermajority voting requirements as set forth above.

PROPOSAL V: APPROVAL OF OUR SECOND AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

Introduction

OVERVIEW OF AMENDMENT

Our 2014 Omnibus Incentive Plan (the “2014 Plan”) was adopted by the Board in connection with our initial public offering, approved by our stockholders on October 2, 2014 and subsequently amended and restated on September 20, 2016 to increase the number of shares available for issuance under the 2014 Plan. The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2014 Plan or with respect to which Awards (as defined herein) may be granted may not exceed 3,979,200 shares (which includes the additional shares authorized in September 2016). The number of shares available for issuance under the 2014 Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock.

Based on the recommendation of the Compensation Committee and subject to approval by our stockholders at the Annual Meeting, our Board has approved a second amendment and restatement of the 2014 Plan (the “Amended Plan”). The

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Amended Plan authorizes the issuance of an additional 700,000 shares pursuant to Awards and includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

•	No Share Recycling for Net Exercise or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an Award or to withhold taxes in respect of an Award do not become available for issuance as future Awards under our plan.

•	No Dividend Payments on Unvested Awards. No dividends (or dividend equivalents) shall be payable with respect to any shares of stock underlying an Award until such Award has vested; provided, however, that a grantee may be provided with the right to the accrual of dividends (or dividend equivalents) on the unvested portion of an Award that may be payable upon vesting.

•	Minimum Vesting Period. A minimum one-year vesting period shall apply to all stock-based Awards, subject to certain exceptions described below.

•	Change in Control Treatment. Upon a change in control, Awards that are not continued, assumed, substituted, settled in cash, or cancelled after allowing a period for the participant to exercise (only for Awards subject to exercise), in each case subject to specific requirements described more fully below, will be fully accelerated with any performance goals deemed to be achieved at 100% of the applicable target.

•	Removal of Section 162(m) Provisions. Certain provisions related to Section 162(m) of the Code that are no longer relevant have been removed.

•	Clawback Policy. The Amended Plan provides clarification around the potential circumstances, terms and conditions which each Award could be subject pursuant to a written clawback policy that the Company adopted with approval from the Compensation Committee.

On July 23, 2020, our Compensation Committee adopted a “clawback” policy which provides that, in the event any of our executive officers engage in fraud or intentional illegal conduct that materially contributes to the need for the restatement of our financial results, a committee of non-management members of the Board has the authority to seek reimbursement, subject to certain exceptions and due process rights, of the after-tax difference between any performance-based compensation actually paid or awarded to such executive officer minus the amount of such performance-based compensation had it been calculated based on the restated financials.

INCREASE IN AUTHORIZED SHARES UNDER THE AMENDED PLAN

In determining the number of additional shares to be authorized for issuance under the Amended Plan, our Compensation Committee and our Board considered, among other things, our hiring plans and expected number of employees, our historic share usage under the 2014 Plan, our current overhang in shares issuable with respect to outstanding Awards, the existing terms of such outstanding Awards and assumptions regarding stock option exercise activity and forfeiture rates. In making its recommendation to the Board, the Compensation Committee also considered the advice of KF. In light of the number of shares available for the grant of future Awards before the amendment, the Board believes that increasing the shares authorized for issuance by 700,000 shares is an appropriately modest increase to the number of shares available for grant under the Amended Plan.

If the Amended Plan is approved by our stockholders, it will become immediately effective as of September 24, 2020 (the “Restatement Date”). Upon approval of the Amended Plan, we estimate that we will have approximately 2,046,141 shares available for future issuance under the Amended Plan, comprised of the shares available for issuance under the existing 2014 Plan (without giving effect to any of the changes described in this proposal) plus the 700,000 shares which will become authorized for issuance upon such approval. Including past grants under the existing 2014 Plan, the maximum aggregate number of shares of our common stock reserved for the grant of awards under the Amended Plan would be approximately 4,679,200 upon approval of the proposed amendment, subject to adjustment as provided in the Amended Plan. In addition, shares subject to Awards outstanding as of the Restatement Date that expire or are terminated, surrendered, canceled or forfeited may, in accordance with the terms of the Amended Plan, also be available for the future grant of Awards. We expect that if the Amended Plan is approved by our stockholders, the total number of shares available for issuance under the Amended Plan will be sufficient to allow us to make equity Awards in the amounts we believe are necessary to attract and retain exceptional talent and key personnel through 2023.

Our Board believes that approval of the Amended Plan is in the best interests of the Company and our stockholders because, in addition to providing the ability to grant additional Awards as described above, the Board believes the Amended Plan contains features that are consistent with sound and effective corporate governance and compensation practices.

A brief summary of the Amended Plan is outlined below. The following summary is not a complete description of all of the provisions of the Amended Plan and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached to this proxy statement as Appendix B. You can request a copy of the Amended Plan by writing to Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094. A copy of the Amended Plan, which is attached as Appendix B to this proxy statement filed with the SEC, may also be accessed from the SEC’s home page (www.sec.gov).

Amended Plan

In connection with the consummation of our initial public offering, we adopted the 2014 Plan. The Amended Plan will be materially similar to the 2014 Plan, with the exception of the change to the number of authorized shares and the other changes described above. The material terms of the Amended Plan are described below.

PURPOSE.

The purpose of the Amended Plan is to provide incentives that attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities.

TYPES OF AWARDS.

The Amended Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards (collectively, “Awards”).

ELIGIBILITY FOR PARTICIPATION.

Ours and our subsidiaries’ directors, officers and other employees, as well as others performing consulting or advisory services for us, are eligible for grants under the Amended Plan. As of December 31, 2019, we employed approximately 462 people. There are currently 10 non-employee directors, 7 executive officers, approximately 9 other key employees and 5 consultants, independent contractors or other individuals who perform services for the Company who are eligible to receive Awards under the Amended Plan, however, any of the individuals mentioned in the immediately preceding sentence may receive Awards under the Amended Plan in the future in the discretion of the Committee.

ADMINISTRATION.

The Amended Plan will be administered by the Compensation Committee. The Compensation Committee has the power to determine the form, amount and other terms and conditions of Awards; clarify, construe or resolve any ambiguity in any provision of the Amended Plan or any award agreement; amend the terms of outstanding Awards; and adopt such rules, forms, instruments and guidelines for administering the Amended Plan as it deems necessary or proper. The Compensation Committee has authority to administer and interpret the Amended Plan, to grant discretionary Awards under the Amended Plan, to determine the persons to whom Awards will be granted, to determine the types of Awards to be granted, to determine the terms and conditions of each Award, to determine the number of shares of common stock to be covered by each Award, to make all other determinations in connection with the Amended Plan and the Awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the Amended Plan to our executive officers.

MINIMUM VESTING RESTRICTION.

All Awards granted under the Amended Plan have a minimum one-year vesting restriction, provided that the vesting period or restricted period may lapse or be waived in the event of a participant’s death, disability, termination of service or change in control, and Awards covering up to five percent of the shares of stock available to be issued under the Amended Plan when it becomes effective may be granted with a vesting period of less than one year. Awards granted to non-employee directors in connection with their election or reelection to the Board at an annual meeting of stockholders may provide that vesting shall

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occur on the next annual meeting of the Company’s stockholders so long as the period between such meetings is not less than 50 weeks.

AVAILABLE SHARES.

The aggregate number of shares of common stock which may be issued or used for reference purposes under the Amended Plan or with respect to which Awards may be granted may not exceed 4,679,200 shares. The number of shares available for issuance under the Amended Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the Amended Plan or covered by grants previously made under the plan. The shares available for issuance under the Amended Plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. Shares of stock that are surrendered or withheld as payment of either the exercise price of an Award or withholding taxes in respect of an Award (including shares underlying a stock appreciation right that are retained by the Company to account for the grant price of the stock appreciation right) are no longer available for Awards under the Amended Plan. In general, if Awards under the Amended Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such Awards may again be available for the grant of Awards under the Amended Plan.

INDIVIDUAL AWARD LIMITATIONS.

The maximum number of shares of our common stock with respect to which any stock option, stock appreciation right, shares of restricted stock or other stock-based Awards that are subject to the attainment of specified performance goals and may be granted under the Amended Plan during any fiscal year to any eligible individual will be 250,000 shares (per type of Award). The total number of shares of our common stock with respect to all Awards that may be granted under the Amended Plan during any fiscal year to any eligible individual will be 250,000 shares. There are no annual limits on the number of shares of our common stock with respect to an Award of restricted stock or other stock-based Award that is not subject to the attainment of specified performance goals to eligible individuals. The maximum number of shares of our common stock subject to any performance Award which may be granted under the Amended Plan during any fiscal year to any eligible individual will be 250,000 shares. The maximum value of a cash payment made under a performance Award which may be granted under the Amended Plan during any fiscal year to any eligible individual will be $5,000,000. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all types of Awards granted under the Amended Plan to any individual non-employee director in any fiscal year (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding Awards) may not exceed $250,000.

AWARD AGREEMENTS.

Awards granted under the Amended Plan will be evidenced by award agreements, which need not be identical, that will provide additional terms, conditions, restrictions and/or limitations covering the grant of the Award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of Awards in the event of a change in control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

STOCK OPTIONS.

The Compensation Committee may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation Committee will determine the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee. Subject to the terms of the applicable award agreement, the consideration received or to be received for the grant or extension of an option may include cash, stock or other property, as determined by the Compensation Committee. No stock option (or stock appreciation right) may be exercisable for a period of more than 10 years following the grant date of a stock option (or stock appreciation right).

STOCK APPRECIATION RIGHTS.

The Compensation Committee may grant stock appreciation rights (“SARs”), either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (a “Tandem SAR”), or independent of a stock option (a “Non-Tandem SAR”). A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee may also grant limited SARs, either as Tandem SARs or Non- Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the Amended Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter.

RESTRICTED STOCK.

The Compensation Committee may award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends (subject to the limitations described below), the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. Restricted stockholders are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse. If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish in writing for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the Amended Plan and are discussed in general below.

OTHER STOCK-BASED AWARDS.

The Compensation Committee may, subject to limitations under applicable law, make a grant of such other stock-based Awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units under the Amended Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The Compensation Committee may determine the terms and conditions of any such other Awards, which may include the achievement of certain minimum performance goals and/or a minimum vesting period. The performance goals for performance-based other stock-based Awards will be based on one or more of the objective criteria set forth on Exhibit A to the Amended Plan and discussed in general below.

OTHER CASH-BASED AWARDS.

The Compensation Committee may grant Awards payable in cash. Cash-based Awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based Award is subject to vesting conditions, the Compensation Committee may accelerate the vesting of such Award in its discretion.

PERFORMANCE AWARDS.

The Compensation Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant

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performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. Based on service, performance and/or other factors or criteria, the Compensation Committee may, at or after grant, accelerate the vesting of all or any part of any performance award.

PERFORMANCE GOALS.

The Compensation Committee may grant Awards of restricted stock, performance awards, and other stock-based awards that may be granted, vest and be paid based on attainment of specified performance goals established by the committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more performance measures, including the following: (1) earnings per share; (2) operating income; (3) gross income; (4)  net income, before or after taxes; (5) cash flow; (6) gross profit; (7) gross profit return on investment; (8) gross margin return on investment; (9) gross margin; (10) operating margin; (11) working capital; (12) earnings before interest and taxes; (13) earnings before interest, tax, depreciation and amortization; (14) return on equity; (15) return on assets; (16) return on capital; (17) return on invested capital; (18) net revenues; (19) gross revenues; (20) revenue growth; (21) annual recurring revenues; (22) recurring revenues; (23) license revenues; (24) sales or market share; (25) total stockholder return; (26) economic value added; (27) specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Compensation Committee; (28) the fair market value of a share of our common stock; (29) the growth in the value of an investment in our common stock assuming the reinvestment of dividends; or (30) reduction in operating expenses.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee. In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations.

DIVIDENDS.

Dividends (or dividend equivalents) shall not be payable with respect to any shares of stock underlying an Award until such Award has vested, except that a grantee of an Award may be provided with the right to the accrual of dividends (or dividend equivalents) on the unvested portion of an Award that may be payable upon the vesting of such portion of the Award.

CHANGE IN CONTROL.

In connection with a change in control, as defined in the Amended Plan, the Compensation Committee may accelerate vesting of outstanding Awards under the Amended Plan at any time. In addition, each outstanding Award may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law and provided that such assumed, continued or substituted Award provides the participant with (a) rights and entitlements substantially equivalent to or better than the rights, terms and conditions of the prior Award and (b) a substantially equivalent economic value to the prior Award; (2) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the Award (if applicable) or cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the Award; (3) terminated, in the event that the Award is a stock option, stock appreciation right or other stock-based Award that provides for a participant elected exercise, provided that the Company must give each participant the opportunity to exercise in full all outstanding Awards (without regard to any limitations on exercisability) for at least 20 days prior to the consummation of the change in control, with any such exercise being contingent on the occurrence of such change in control; and (4) to the extent any Award is not otherwise treated in a manner consistent with prongs (1), (2), or (3) above, each participant will be provided with accelerated vesting and exercisability (if applicable), the lapse of any remaining restriction period, and any performance goals or other vesting criteria will be deemed to be achieved at 100% of target levels and all other terms and conditions will be deemed met.

STOCKHOLDER RIGHTS.

Except as otherwise provided in the applicable award agreement, and with respect to an Award of restricted stock, a participant has no rights as a stockholder with respect to shares of our common stock covered by any Award until the participant becomes the record holder of such shares.

AMENDMENT AND TERMINATION.

Notwithstanding any other provision of the Amended Plan, our Board of Directors may at any time amend any or all of the provisions of the Amended Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the Amended Plan, the rights of a participant with respect to Awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

TRANSFERABILITY.

Awards granted under the Amended Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

CLAWBACK OF AWARDS.

The Amended Plan provides that Awards granted under the Amended Plan are subject to any written clawback policy that we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Securities Exchange Act of 1934 or under any applicable rules and regulations promulgated by the Securities and Exchange Commission.

RESTATEMENT DATE; TERM.

If the Amended Plan is approved by our stockholders, we expect the Amended Plan to become effective on the Restatement Date (as defined above). No Award will be granted under the Amended Plan on or after the tenth anniversary of its adoption. Any Award outstanding under the Amended Plan at the time of termination will remain in effect until such Award is exercised or has expired in accordance with its terms. Following the restatement of the plan, no Awards shall be made under any prior version of the plan.

TAX CONSEQUENCES.

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the Amended Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

INCENTIVE STOCK OPTIONS.

An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code (unless the optionee is subject to the alternative minimum tax). Optionees who dispose of their shares acquired upon the exercise of an incentive stock option (“ISO shares”) more than two years after the stock option grant date and more than one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. The Company will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

NON-QUALIFIED STOCK OPTIONS.

An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is a Company employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any subsequent gain or loss, generally based on the difference

PROPOSALS | 63

between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

STOCK APPRECIATION RIGHTS.

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

RESTRICTED STOCK AWARDS.

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election under Section 83(b) is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

OTHER STOCK-BASED AWARDS.

The tax consequences associated with any other stock-based Awards granted under the Amended Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit Award. When the restricted stock unit is settled, the participant will have compensation income on the settlement date in an amount equal to the fair market value of the stock on the settlement date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise it will be short-term.

WITHHOLDING. At the time a participant is required to recognize ordinary compensation income resulting from an Award, such income generally will be subject to federal (including any applicable Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. The Company generally is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

SECTION 409A. Certain Awards under the Amended Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A). Section 409A imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. If an Award under the Amended Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the Amended Plan that is considered “nonqualified deferred compensation” (and Awards under any other Company plan that are required, pursuant to Section 409A of the Code, to be aggregated with the Award under the Amended Plan) with respect to a participant, may be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the Award is no longer subject to a substantial risk of forfeiture. In addition, the participant may be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the Award was required to be included in taxable income.

TAX CONSEQUENCES TO US. There will be no tax consequences to us except that we will generally be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Securities Authorized for Issuance under Equity Compensation Plans

The “Equity Compensation Plan Information” section of this Proxy Statement provides information about shares of our common stock that may be issued upon the exercise of outstanding options or the settlement of outstanding restricted stock units under all of our existing equity compensation plans as of December 31, 2019.

Share Price

On July 30, 2020, the last trading day prior to the Record Date, the closing price of our common stock on the NASDAQ was $95.12 per share.

Plan Benefits

No determination has yet been made as to the Awards, if any, that any eligible individuals will be granted in the future and no Awards have been granted that are contingent on the approval of the Amended Plan and, therefore, the benefits to be awarded under the Amended Plan, which are determined in the Compensation Committee’s sole discretion, are not determinable at this time. See the “Summary Compensation Table” and the “2019 Grants of Plan-Based Awards Table” of this Proxy Statement, which set forth certain information regarding Awards granted to our NEOs during 2019 under the existing 2014 Plan, and Note 10 - “Equity Incentive Plans and Equity” to our Consolidated Financial Statements and our Annual Report on Form 10-K for the year ended December 31, 2019, which sets forth certain information with respect to all the Awards granted during 2019 under the existing 2014 Plan (in each case, prior to the Company seeking stockholder approval of, and which were not contingent upon, the Amended Plan).

In 2020, the Company currently expects to award each non-employee director restricted stock units consistent with awards made in 2019 that are described in more detail under the “Director Compensation” section in this Proxy Statement. Because future Awards are in the sole discretion of the Compensation Committee, the number of shares subject to future Awards could increase or decrease and the type and terms of future Awards could change as well, all without the need for future stockholder approval.

No stock options or other Awards have been granted under the Amended Plan that are contingent on stockholder approval of the Plan Amendment. See the “Outstanding Equity Awards at Fiscal Year End” Section in this Proxy Statement for information in respect of the total outstanding stock options and other Awards that were previously granted to our NEOs under the 2014 Plan prior to the Amended Plan, which were not, for the avoidance of doubt, contingent upon the approval of the Amended Plan.

No Awards have been granted, and no shares have been issued, on the basis of the proposed 700,000 share increase. Future grants under the Amended Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the Awards granted under the Amended Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Amended Plan.

The Board of Directors recommends that you vote “FOR” the approval of our Second Amended and Restated 2014 Omnibus Incentive Plan.

PROPOSALS | 65

PROPOSALS _ 65

OTHER MATTERS

| 67

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: August 14, 2020

By Order of the Board of Directors,

Charles A. Norris

Chairman of the Board

APPENDIX A-1

SUPERMAJORITY VOTING CHARTER AMENDMENT (REDLINE)

ARTICLE VI

SECTION 4.

REMOVAL OF DIRECTORS.

Subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time but only with cause, at a meeting called for that purpose, by the affirmative vote of the holders of at least ~~75%~~ a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX

SECTION 1.

CERTIFICATE OF INCORPORATION.

The Corporation reserves the right at any time from time to time to alter, amend, repeal or change any provision contained in this Certificate of Incorporation, and to adopt any other provision authorized by the Delaware General Corporation Law, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. ~~Notwithstanding anything to the contrary contained in this Certificate of Incorporation or the Bylaws, and notwithstanding that a lesser percentage or vote may be permitted from time to time by applicable law, no provision of ARTICLE SIX, ARTICLE SEVEN, ARTICLE EIGHT, this ARTICLE NINE, ARTICLE TEN, ARTICLE ELEVEN or ARTICLE TWELVE may be altered, amended or repealed in any respect, nor may any provision of this Certificate of Incorporation or of the Bylaws inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.~~

SECTION 2.

BYLAWS.

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws. Any adoption, alteration, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Board of Directors then in office, provided a quorum is otherwise present. ~~In addition to any other vote otherwise required by law or this Certificate of Incorporation, with respect to the adoption, alteration, amendment or repeal of the Bylaws by the stockholders, the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, alter, amend or repeal the bylaws of the Corporation.~~

APPENDIX B-1

FRESHPET, INC.

SECOND AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE.

The purpose of this Freshpet, Inc. Second Amended and Restated 2014 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is an amendment and restatement of the 2016 Plan, effective as of the 2020 Restatement Date, as set forth in Article XV. Awards granted prior to the 2020 Restatement Date will remain subject to the terms of the applicable Prior Plan.

ARTICLE II

DEFINITIONS.

For purposes of the Plan, the following terms shall have the following meanings:

2.1	“2014 Effective Date” means October 2, 2014.

2.2	“2014 Plan” means the Freshpet, Inc. 2014 Omnibus Incentive Plan, effective as of the 2014 Effective Date; as in effect immediately prior to the 2016 Restatement Date.

2.3	“2016 Plan” means the Freshpet, Inc. Amended and Restated 2014 Omnibus Incentive Plan, effective as of the 2016 Restatement Date, as in effect immediately prior to the 2020 Restatement Date.

2.4	“2016 Restatement Date” means September 20, 2016.

2.5	“2020 Restatement Date” means July 13, 2020, which is the date of the Plan’s adoption by the Board, as amended and restated herein.

2.6	“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.7	“Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.8	“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.9	“Board” means the Board of Directors of the Company.

2.10	“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.11	“Change in Control” has the meaning set forth in 11.2.

2.12	“Change in Control Price” has the meaning set forth in 11.1.

2.13	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.14	“Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.15	“Common Stock” means the common stock, $0.001 par value per share, of the Company.

2.16	“Company” means Freshpet, Inc., a Delaware corporation, and its successors by operation of law.

2.17	“Consultant” means any Person who is an advisor or consultant to the Company or its Affiliates.

2.18	“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.19	“Eligible Employees” means each employee of the Company or an Affiliate.

2.20	“Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.21	“Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.22	“Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.23	“Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.24	“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.25	“Lead Underwriter” has the meaning set forth in Section 14.20.

2.26	“Limited Stock Appreciation Right” means a Stock Appreciation Right which is only exercisable in connection with limited events, as described in Section 7.5.

2.27	“Lock-Up Period” has the meaning set forth in Section 14.20.

2.28	“Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.29	“Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.30	“Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.31	“Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.32	“Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.33	“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.34	“Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.35	“Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.36	“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.37	“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.38	“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

2.39	“Plan” means this Freshpet, Inc. Second Amended and Restated 2014 Omnibus Incentive Plan, as amended from time to time.

2.40	“Prior Plans” means the 2014 Plan and the 2016 Plan.

2.41	“Proceeding” has the meaning set forth in Section 14.9.

2.42	“Reference Stock Option” has the meaning set forth in Section 7.1.

2.43	“Registration Date” means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

2.44	“Reorganization” has the meaning set forth in Section 4.2(b)(ii).

2.45	“Restricted Stock ” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.46	“Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.47	“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.48	“Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable treasury regulations thereunder.

2.49	“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.50	“Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.51	“Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.52	“Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.53	“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.54	“Substitute Award” means an Award granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Subsidiary of the Company or with which the Company or any Subsidiary of the Company combines.

2.55	“Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.56	“Ten Percent Stockholder” ” means a Person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.57	“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.58	“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding

the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.59	“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.60	“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.61	“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION.

3.1	The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. Notwithstanding the foregoing, for purposes of any Award granted under the Prior Plans that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, it is intended that each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2	Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a)	to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b)	to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)	to determine the amount of cash to be covered by each Award granted hereunder;

(f)	to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)	to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h)	to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)	to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j)	to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and

(k)	solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

3.3	Minimum Vesting Restrictions.

(a)	Subject to clause (b) below and Section 11.1(a) hereof, no Award granted under the Plan (other than a Substitute Award) shall vest and no Restriction Period shall lapse prior to the first anniversary of the date on which such award is granted.

(b)	Notwithstanding the foregoing, (i) the Committee may provide that minimum vesting restrictions and any Restriction Period may lapse or be waived in connection with or following a Participant’s death, Disability, Termination, or in connection with a Change in Control, (ii) Awards covering up to five (5%) of the shares of Common Stock available to be issued pursuant to Section 4.1(a) of the Plan, may be granted under the Plan as unrestricted Awards or otherwise as Awards with a Performance Period or vesting period of less than one year, and (iii) for purposes of awards granted to Non-Employee Directors, a vesting period shall be deemed to be one year if the awards are granted to Non-Employee Directors in connection with their election or reelection to the Board at an annual meeting of stockholders and the awards vest on the next annual meeting of the Company’s stockholders, so long as the period between such meetings is not less than 50 weeks.

3.4	Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.4 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards that were granted under the Prior Plans and intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code; and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.5	Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.6	Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.7	Designation of Consultants/Liability.

(a)	The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee. In the event of any designation of authority hereunder, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Committee in connection with such designation, such designee or designees shall have the power and authority to take such actions, exercise such powers and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b)	The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any Person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.8	Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such Person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV

SHARE LIMITATION.

4.1	Shares.

(a)	The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 4,679,200 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 4,679,200 shares. No Award may be granted if the number of shares of Common Stock that may be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under the Plan minus the number of shares of Common Stock issuable in settlement of or relating to then-outstanding Awards. Notwithstanding the foregoing, (i) if any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan, (ii) if any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan, (iii) if a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan, and (iv) any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

(b)	Individual Participant Limitations. The following individual Participant limitations shall apply:

(i)	The maximum number of shares subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii) which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 250,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 250,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Participant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(ii)	There are no annual individual share limitations applicable to Participants on Restricted Stock or Other Stock-Based Awards for which the grant, vesting or payment (as applicable) of any such Award is not subject to the attainment of Performance Goals.

(iii)	The maximum number of shares of Common Stock subject to any Performance Award which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 250,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company.

(iv)	The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $5,000,000.

(v)	The individual Participant limitations set forth in this Section 4.1(b) (other than Section 4.1(b)(iii)) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in a fiscal year, the number of shares of Common Stock available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

(c)	Annual Non-Employee Director Award Limitation. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted under the Plan to any individual Non-Employee Director in any fiscal year of the Company (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding Awards) shall not exceed $250,000.

4.2	Changes.

(a)	The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board, the Committee or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)	Subject to the provisions of Section 11.1:

(i)	If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise and the number of shares of Common Stock covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii)	Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 11.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)	If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee may adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv)	Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulations § 1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.

(v)	Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or this Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.3	Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY.

5.1	General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2	Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3	General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS.

6.1	Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2	Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3	Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4	Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)	Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)	Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)	Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under

Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)	Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f)	Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g)	Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)	Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)	Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j)	Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)	Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non- Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)	Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(m)	Deferred Delivery of Common Stock. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.

(n)	Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(o)	Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

6.5	Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article VI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award. Notwithstanding the foregoing, the Committee may provide a grantee with the right to the accrual of dividends (or dividend equivalents) on the unvested portion of an Award made under this Article VI that may be payable (either in (A) cash, (B) like-kind property as that subject to the applicable dividend, if not cash, (C) the form of a dividend equivalent increase in the number of shares of Common Stock issuable upon vesting, or (D) a combination of the foregoing), which shall become payable upon the vesting of such Award (or subject portion thereof) and be paid as soon as administratively practicable thereafter.

ARTICLE VII

STOCK APPRECIATION RIGHTS.

7.1	Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2	Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)	Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)	Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).

(d)	Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e)	Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f)	Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)	Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

7.3	Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4	Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation

Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)	Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c)	Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)	Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)	Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f)	Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g)	Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5	Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.

7.6	Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article VII shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award. Notwithstanding the foregoing, the Committee may provide a grantee with the right to the accrual of dividends (or dividend equivalents) on the unvested portion of an Award made under this Article VII that may be payable (either in (A) cash, (B) like-kind property as that subject to the applicable dividend, if not cash, (C) the form of a dividend equivalent increase in the number of shares of Common Stock issuable upon vesting, or (D) a combination of the foregoing), which shall become payable upon the vesting of such Award (or subject portion thereof) and be paid as soon as administratively practicable thereafter.

7.7	Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII

RESTRICTED STOCK.

8.1	Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine in its sole discretion.

8.2	Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)	Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)	Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)	Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Freshpet, Inc. (the “Company”) Second Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated [       ]. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)	Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3	Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)	Restriction Period.

(i)	The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii)	If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)	Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares, provided that, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)	Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d)	Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX

PERFORMANCE AWARDS.

9.1	Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

9.2	Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)	Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established are achieved and the percentage of each

Performance Award that has been earned.

(b)	Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c)	Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant. Notwithstanding the foregoing, the Committee may provide a grantee with the right to the accrual of dividends (or dividend equivalents) on the unvested portion of a Performance Award that may be payable (either in (A) cash, (B) like-kind property as that subject to the applicable dividend, if not cash, (C) the form of a dividend equivalent increase in the number of shares of Common Stock issuable upon vesting, or (D) a combination of the foregoing), which shall become payable upon the vesting of such Performance Award (or subject portion thereof) and be paid as soon as administratively practicable thereafter.

(d)	Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards.

(e)	Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(f)	Accepted Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

ARTICLE X

OTHER STOCK-BASED AND CASH-BASED AWARDS.

10.1	Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

10.2	Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a)	Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)	Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award. Notwithstanding the foregoing, the Committee may provide a grantee with the right to the accrual of dividends (or dividend equivalents) on the unvested portion of an Award made under this Article X that may be payable (either in (A) cash, (B) like-kind property as that subject to the applicable dividend, if not cash, (C) the form of a dividend equivalent increase in the number of shares of Common Stock issuable upon vesting, or (D) a combination of the foregoing), which shall become payable upon the vesting of such Award (or subject portion thereof) and be paid as soon as administratively practicable thereafter.

(c)	Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)	Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3	Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS.

11.1	Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, the Committee, acting in its sole discretion, without the consent or approval of any Participant, may effect one or more of the following alternatives, which may vary among Participants and which may vary among Awards held by any Participant:

(a)	Notwithstanding anything to the contrary herein, effective immediately prior to the consummation of the Change in Control, unless otherwise treated in a manner set forth in Section 11.1(b), 11.1(c) or 11.1(d), each outstanding Award shall be treated as follows:

(i)	all outstanding Awards granted to a Participant which have not theretofore vested shall immediately vest and, to the extent applicable, become exercisable with respect to 100% of the shares of Common Stock subject to such Award;

(ii)	any remaining Restriction Period on a Restricted Stock Award shall lapse; and

(iii)	any Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

(b)	Awards, whether or not then vested, may be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, provided that, any such continued, assumed or substituted Award must:

(i)	provide the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better Restriction Period or exercise or vesting schedule and identical or better timing and methods of payment or settlement;

(ii)	have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(iii)	for purposes of any assumed or substituted Incentive Stock Option, comply with the requirements of Treasury Regulations § 1.424-1 (and any amendments thereto).

(c)	The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company; provided that, to the extent the exercise price of an Award exceeds the Change in Control Price, such Award may be cancelled for no consideration.

(d)	The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

11.2	Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a)	any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)	a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d)	a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

11.3	Initial Public Offering not a Change in Control. Notwithstanding the foregoing, for purposes of the Plan, the occurrence of the Registration Date or any change in the composition of the Board within one year following the Registration Date shall not be considered a Change in Control.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN.

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (iv) extend the maximum option period under Section 6.4; (v) alter the Performance Goals for Restricted Stock, Performance Awards or Other Stock-Based Awards as set forth in Exhibit A hereto; (vi) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award; (vii) require stockholder approval in order for Awards granted under the Prior Plans to continue to comply with the applicable provisions of Section 162(m) of the Code; or (viii) require stockholder approval in order for the Plan to continue to comply with, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII

UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS.

14.1	Legend. The Committee may require each Person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2	Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3	No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4	Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5	No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.

14.6	Listing and Other Conditions.

(a)	Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)	If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)	Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)	A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7	Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish.

Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.8	Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.9	Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.10	Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.11	Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12	Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.13	No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14	Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15	Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16	Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.17	Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.18	Severity of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.19	Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent Person or other Person incapable of receipt thereof shall be deemed paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.20	Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire

Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

14.21	Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.22	Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or (ii) any written clawback policies that the Company, with the approval of the Committee, may adopt, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any clawback policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

ARTICLE XV

RESTATEMENT DATE OF PLAN.

The Plan is hereby amended and restated in its entirety, effective as of the 2020 Restatement Date, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware. Following the 2020 Restatement Date, no awards shall be made under the Prior Plans.

ARTICLE XVI

TERM OF PLAN.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the 2020 Restatement Date or the date of stockholder approval of the Plan, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII

NAME OF PLAN.

The Plan shall be known as the “Freshpet, Inc. Second Amended and Restated 2014 Omnibus Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

Performance goals shall be based on such goals as determined by the Committee, including, without limitation, the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

●	earnings per share;

●	operating income;

●	gross income;

●	net income (before or after taxes);

●	cash flow;

●	gross profit;

●	gross profit return on investment;

●	gross margin return on investment;

●	gross margin;

●	operating margin;

●	working capital;

●	earnings before interest and taxes;

●	earnings before interest, tax, depreciation and amortization;

●	return on equity;

●	return on assets;

●	return on capital;

●	return on invested capital;

●	net revenues;

●	gross revenues;

●	revenue growth;

●	annual recurring revenues;

●	recurring revenues;

●	license revenues;

●	sales or market share;

●	total stockholder return;

●	economic value added;

●	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

●	the fair market value of a share of Common Stock;

●	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or

●	reduction in operating expenses.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D21666-P42550 The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: Nominees: 01) Charles A. Norris 02) Leta D. Priest 03) Olu Beck 04) William B. Cyr 3. Advisory vote to approve named executive officer compensation. 2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2020. Note: To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: 4. To approve an amendment of our Third Amended and Restated Certificate of Incorporation (as amended) to eliminate all of its supermajority voting requirements. 5. To approve our Second Amended and Restated 2014 Omnibus Incentive Plan. ! ! ! 1. Election of Directors For All Withhold All For All Except For Against Abstain ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. FRESHPET, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: FRESHPET, INC. 400 PLAZA DRIVE, 1ST FLOOR SECAUCUS, NJ 07094 ! ! ! ! ! ! For Against Abstain ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FRPT2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Form 10K/A Amendment #1 are available at www.proxyvote.com D21667-P42550 FRESHPET, INC. Annual Meeting of Stockholders September 24, 2020 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Richard Kassar and Stephen Macchiaverna, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Freshpet, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, ET, on September 24, 2020, at a virtual setting and can be accessed by visiting www.virtualshareholdermeeting.com/FRPT2020, where you will be able to listen to the meeting live (including any adjournment or postponement thereof), submit questions and vote online. The decision to have a virtual Annual Meeting this year does not represent a change in our stockholder engagement philosophy, and we currently expect to return to an in-person meeting next year. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side